SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                               PRIME AIR, INC.

      (Exact name of small business issuer as specified in its charter)

      Nevada                              4583              Applied For

(State or other         (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of          Classification Number)              Identification No.)
incorporation or
organization)

         8598 112 Street, Ft. Saskatchewn, Alberta, Canada  T8L 3V8;

          telephone:  403 998-3400

  (Address and telephone number of registrant's principal executive offices)

                   Royle Smith, President, Prime Air, Inc.
         8598 112 Street, Ft. Saskatchewn, Alberta, Canada  T8L 3V8;

         telephone:  403 998-3400

          (Name, address and telephone number of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [__]

                        CALCULATION OF REGISTRATION FEE

Title of Each                                    Proposed
Class of                         Proposed        Maximum
Securities        Amount         Maximum         Aggregate      Amount of
to be             to be          Offering        Offering       Registration
Registered        Registered     Price Per Unit (1)             Price (1)  Fee

Shares of Common
Stock, $.001
par value         7,040,213      $.875 per Share $6,160,186     $1,867(1)

               (1)Estimated solely for purpose of calculating the registration fee pursuant to Rule 457. This amount is based upon the average of the bid and asked prices ($.875) of the common stock of the Registrant as of May 8, 1997.

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
                               PRIME AIR, INC.
                 (Cross Reference Sheet Pursuant to Rule 404)

                                        HEADING IN PROXY
ITEM NUMBER AND CAPTION                 STATEMENT/ PROSPECTUS


Item 1.   Forepart of Registration                Cover Page
          Statement and Outside Front
          Cover of Prospectus

Item 2.   Inside Front and Outside Back           Inside Front and Outside Back
          Cover Pages of Prospectus               Cover Pages

Item 3.   Risk Factors, Ratio of Earnings to      Prospectus Summary; Risk
          Fixed Charges, and Other Information    Factors

Item 4.   Terms of Transaction                    Item One--Approval of
                                                  Agreement and Plan of Merger

Item 5.   Pro Forma Financial Information         Not Applicable

Item 6.   Material Contracts with Company         Item One--Approval of
          Being Acquired                          Agreement and
                                                  Plan of Merger

Item 7.   Additional Information Required For     Not Applicable
          Reoffering by Persons and Parties
          Deemed to be Underwriters

Item 8.   Interests of Named Experts and Counsel  Not Applicable

Item 9.   Disclosure of Commission Position on    Not Applicable
          Indemnification for Securities Act
          Liabilities

Item 10.  Information with Respect to S-3         Not Applicable
          Registrants

Item 11.  Incorporation of Certain Information    Not Applicable
          by Reference

Item 12.  Information with Respect to S-2 or      Not Applicable
          S-3 Registrants

Item 13.  Incorporation of Certain Information    Not Applicable
          by Reference

Item 14.  Information with Respect to Registrants Item One--Approval of
          Other than S-3 or S-2 Registrants       Agreement and
                                                  Plan of Merger
Item 15.  Information with Respect to
          S-3 Companies                           Not Applicable

Item 16.  Information with Respect to S-2 or S-3  Not Applicable
          Companies

Item 17.  Information with Respect to Companies   Prime Air (Del)
          Other than S-2 or S-3 Companies

Item 18.  Information if Proxies, Consents or     Introduction
          Authorizations are to be Solicited

Item 19.  Information if Proxies, Consents or     Not Applicable
          Authorizations are not to be Solicited
          or in an Exchange Offer
                               PRIME AIR, INC.
                           (A Delaware Corporation)
                               8598 112 Street
                  Ft. Saskatchewan, Alberta, Canada T8L 3V8

                          NOTICE OF SPECIAL MEETING
                               OF STOCKHOLDERS
                                  TO BE HELD
                              ____________, 1997


     To the Stockholders of Prime Air, Inc.:

     A Special Meeting of Stockholders (the "Special Meeting") of Prime Air, Inc., a Delaware corporation, ("Prime Air (Del)") will be held on ___________, 1997, at 10:00 A.M. (local time) at _________, Edmonton, Alberta, Canada, for the following purposes:

     1. To consider and vote upon a proposal to approve an Plan and Agreement of Merger dated March 10, 1997, (the "Merger Agreement") between Prime Air (Del) and Prime Air, Inc., a Nevada corporation, ("Prime Air
          (NV)"), providing for the merger of Prime Air (Del) with and into Prime Air (NV) (the "Merger"). If the Merger Agreement is approved and the Merger becomes effective, each outstanding share of common stock of Prime Air (Del) will be converted into one share of common stock of Prime Air (NV).

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments or postponement or postponements thereof.

     Only holders of record of common stock at the close of business on ______, 1997 are entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments or postponement or postponements thereof. A list of shareholders entitled to vote at the Special Meeting will be kept on file at the offices of Prime Air (Del) at least ten days prior to the Special Meeting and may be reviewed by any shareholder during regular business hours.

     To assure that your vote will be included, please complete, date and sign the enclosed proxy and return it promptly whether or not you plan to attend the Special Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting.

                              By Order of the Board of Directors



_________, 1997                     By
                                    Gregory Duffy, Secretary


                               PRIME AIR, INC.
                           (A Delaware Corporation)
                               8598 112 Street
                  Ft. Saskatchewan, Alberta, Canada T8L 3V8

                                    PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Royle Smith and Gregory as proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Prime Air, Inc., a Delaware corporation, ("Prime Air (Del)") held of record by the undersigned on ________, 1997, at the Special Meeting of Shareholders to be held on ________, 1997, or any adjournment or postponement thereof.

I. 1. Proposal to approve an Plan and Agreement of Merger dated March 10, 1997, between Prime Air (Del) and Prime Air, Inc., a Nevada corporation, ("Prime Air (NV)"), providing for the merger of Prime Air
          (Del) with and into Prime Air (NV).

          FOR                 AGAINST                       ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

          FOR                 AGAINST                       ABSTAIN

     This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. Please sign exactly as your name appears upon the records of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                  , 1997


                         Signature

                         Signature (if held jointly)



Please Print Name                   Please Print Name

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY TO PRIME AIR (DEL) AT THE ADDRESS SET FORTH ON THIS PROXY.
                          PROXY STATEMENT/PROSPECTUS
                              DATED ______, 1997


                               PRIME AIR, INC.
                           (A Delaware Corporation)


                       Special Meeting of Stockholders
                    To be Held                      , 1997

              7,040,213 Shares of Common Stock, Par Value $.001

     This Proxy Statement is also a Prospectus with respect to shares of Common Stock, par value $.001 per share of Prime Air, Inc., a Nevada corporation ("Prime Air (NV)") to be issued to shareholders of Prime Air, Inc., a Delaware corporation ("Prime Air (Del)") upon conversion of their shares of Prime Air
(Del) into shares of Common Stock of Prime Air (NV) on the basis of one share of Prime Air (NV) for each share of Prime Air (Del), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") described herein, attached as Appendix "A." Prime Air (NV) has filed a Registration Statement with the U.S. Securities and Exchange Commission covering 7,040,213 shares of Common Stock of Prime Air
(NV), which shares represent the maximum number of shares issuable upon consummation of the merger called for by the Merger Agreement (the "Merger").

     THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES SPECIAL RISKS CONCERNING THE COMPANY AND ITS BUSINESS. (SEE "RISK FACTORS.")

     This Proxy Statement/Prospectus is first being sent to shareholders of Prime Air (Del) on or about _____, 1997.

     The address of both Prime Air (NV) and Prime Air (Del) is 8598 112 Street, Ft. Saskatchewan, Alberta, Canada T8L 3V8; telephone (403) 998-3400.

     No person has been authorized to give any information or make any representation concerning Prime Air (NV), Prime Air (Del), the capital stock of either company, or the Merger Agreement, other than as contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the registered securities to which it relates or an offer to sell the securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Proxy Statement/Prospectus is _________, 1997.
                            ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock of Prime Air (NV). The Prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Prime Air (NV) and the shares to be issued pursuant hereto, reference is hereby made to the registration statement and the schedules and exhibits filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The registration statement, including exhibits thereto, may be inspected without charge at the Central Regional Office, 1801 California Street, Suite 4800, Denver, Colorado 80202-2648, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

     The Company is not a reporting company. However, the Company intends to deliver an annual report to security-holders which will include audited financial statements.
                              TABLE OF CONTENTS

                                                                          Page




Introduction.................................................................1

Proxy Statement/Prospectus Summary...........................................2

Risk Factors.................................................................3

Security Ownership of Certain Beneficial Owners and Management...............4

Item One--Approval of Agreement and Plan of Merger...........................6

Prime Air (Del)..............................................................7

Legal Matters...............................................................22

Independent Public Accountants..............................................22

Experts.....................................................................22

Other Information...........................................................22

Index to Financial Statements...............................................23

Financial Statements

Appendix "A"  Plan and Agreement of Merger

Appendix "B"  Delaware Corporation Law, Section 262, Appraisal Rights
                                 INTRODUCTION


     This Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $.001 per share (the "Common Stock"), of Prime Air (NV), in connection with the solicitation of proxies by the Board of Directors of Prime Air (Del) for use at a Special Meeting of Stockholders of Prime Air (Del) (the
"Special Meeting") to be held at                , Edmonton, Alberta, Canada, on
______, 1997, at 10:00 A.M. (local time), and at any adjournment or adjournments or postponement or postponements thereof. This Proxy Statement/Prospectus, the enclosed Notice and the enclosed form of Proxy are being first mailed to
stockholders of Prime Air (NV) on or about            , 1997.

Voting at the Special Meeting


     The Board of Directors of Prime Air (Del) has fixed the close of business on ______, 1997, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were outstanding 7,040,213 shares of Common Stock.. Holders of record of Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Special Meeting.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock of Prime Air (Del) entitled to vote is necessary to constitute a quorum at the Special Meeting.

     The approval of at least a majority of the outstanding shares of Common Stock of Prime Air (Del) will be required to approve the Merger, and the approval of at least a majority of the shares of Common Stock voted at the Special Meeting will be required to approve all other items set forth in the Notice. The executive officers and directors (and their affiliates) of Prime Air (Del) own approximately 13.85% of the outstanding shares of Prime Air (Del). Prime Air (NV) has been informed that those executive officers and directors of Prime Air (Del) presently intend to vote in favor of the Merger.

     THE BOARD OF DIRECTORS OF PRIME AIR (DEL) RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR THE MATTERS TO BE VOTED UPON AT THE SPECIAL MEETING.


Proxies


     All shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless such proxies previously have been revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, proxies will be voted for each item set forth in the Proxy. If any other matters are properly presented to the Special Meeting for action, the persons named in the enclosed form or forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the persons giving it before it is voted. Proxies may be revoked by filing with the Secretary of Prime Air (Del) written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Prime Air (Del), or by attending the Special Meeting and voting in person. Any written notice revoking a proxy should be sent to the offices of the Company.
     Prime Air (Del) will bear the cost of preparing and mailing the proxy material furnished to the shareholders in connection with the Special Meeting. The return of proxies may be solicited by mail, personal interview, telephone or telegraph by management of Prime Air (Del).


                      PROXY STATEMENT/PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere herein:

The Companies


     Prime Air (Del) is the parent of a wholly owned subsidiary, Prime Air, Inc., a company incorporated under the laws of the Provence of British Columbia, Canada ("Prime Air (BC)"). Prime Air (BC) has entered into a lease and operating agreement with the Village of Pemberton, British Columbia, Canada, to plan, develop, construct, manage, and operate a terminal facility at the Pemberton Airport. Prime Air (BC) has constructed the basic terminal building and proposes to offer regular, scheduled air service to Pemberton Airport to serve the nearby resort community of Whistler.

     Prime Air (NV) was incorporated by Prime Air (Del) for the purpose of changing the domicile of Prime Air (Del) to the State of Nevada. Prime Air (NV) is a wholly owned subsidiary of Prime Air (Del) and has had no activities except in relation to organization of such company and this Merger.

     The address of both Prime Air (NV) and Prime Air (Del) is 8598 112 Street, Ft. Saskatchewan, Alberta, Canada T8L 3V8. The telephone number for each is
(403) 998-3400.
Merger Agreement


     The Merger Agreement provides for Prime Air (Del) and Prime Air (NV) to merge (the "Merger"). Prime Air (NV) will be the surviving corporation and will succeed to all of the assets, liabilities, rights, and obligations of Prime Air
(Del). The Merger Agreement contains certain conditions which must be fulfilled or waived before the parties will be obligated to consummate the Merger, including the approval of the Merger Agreement by the holders of a majority of the shares of Common Stock of Prime Air (Del).

     Upon the effectiveness of the Merger, each share of Common Stock of Prime Air (Del) will be converted into one share of Common Stock of Prime Air (NV). All outstanding warrants and options to buy the Common Stock of Prime Air (Del) will be converted into warrants or options to purchase a like number of shares of Common Stock of Prime Air (NV). Upon the effectiveness of the Merger former shareholders of Prime Air (Del) will hold the same percentage of the outstanding shares of Prime Air (NV).

     The Merger will not result in any changes in the provisions of the Articles of Incorporation of Prime Air (NV), and there will be no changes in the bylaws of Prime Air (NV).

Management and Operations After the Merger
     The current management of Prime Air (NV) is identical to the current management of Prime Air (Del) and will not be affected by the Merger. The business of Prime Air (Del), as conducted by its wholly owned subsidiary, Prime Air (BC), will continue to be the business of Prime Air (NV) without any effect of the Merger.

Federal Income Tax Consequences


     The tax advisor to Prime Air (NV) has advised that, for U.S. federal income tax purposes, the transactions contemplated by the Merger Agreement will constitute tax-free reorganizations.

Rights of Dissenting Shareholders


     The shareholders of Prime Air (Del) have the right to dissent from the Merger and, subject to certain conditions provided for under Delaware law, receive payment of the "fair value" of their Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger. On May 12, 1997, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing sale price of the Common Stock of Prime Air (Del) was $1.12 per share. Shareholders are advised that the amount to be paid to dissenters, even after determination by a court, could be more or less than $1.12 per share. The Merger Agreement conditions the obligation of Prime Air (Del) to merge on there not being more than 352,010 shares of Common Stock of Prime Air (Del) (approximately 5%) dissenting from the Merger.

Recent Prices of Common Stock


     The Common Stock of Prime Air (Del) was traded on the NASDAQ Electronic Bulletin Board until approximately July 23, 1996, at which time management of the company requested the market makers in the stock to voluntarily suspend trading in the stock until adequate information concerning the company could be furnished to the public. Trading on the NASDAQ Electronic Bulletin Board was recommenced on March 27, 1997, under the trading symbol "PMAR." On May 12, 1997, the last trading day prior to the announcement of the approval by the Board of Directors of the proposed Merger, the closing sale price per share of the Common Stock of Prime Air (Del) was $1.12. On _______, 1997, the last trading day for which quotations were available prior to the mailing of this Proxy Statement/Prospectus, the closing price per share of Common Stock was $______.

      Little or no trading has occurred since the date trading was reestablished on March 27, 1997, and therefore believes that no established trading market exists for the shares of Common Stock of Prime Air (Del).

Federal or State Regulatory Requirements


     Except with regard to the statutory provisions concerning the merger of the two entities, neither federal nor state requirements must be complied with, nor must approval be obtained in connection with the proposed merger.



                                 RISK FACTORS

     In evaluating the Merger, Prime Air (Del) shareholders should consider the following factors and should carefully review the information contained elsewhere in this Proxy Statement/Prospectus:

     1.     Limited Capitalization.  Prime Air (Del) has not generated significant revenues from operations since its inception. (See "Financial Statements.")

     2.     Limited Operating History.  Prime Air (BC), the operating subsidiary of Prime Air (Del) has no significant operating history and has yet to produce a profit. There is no assurance that it will ever be profitable. As a new enterprise, it is likely to be subject to risks management has not anticipated. Prime Air (BC) has limited resources and is dependent on funding from Prime Air (Del) to allow it to conduct operations. However, Prime Air (Del) has no operations other than raising capital through equity offerings of its common stock. Therefore, unless Prime Air (Del) is able to continue to raise funds through such equity financing, the resources of Prime Air (Del) may not be sufficient for the needs of Prime Air (BC), and it may have inadequate funds to finance such operations. (See "Prime Air (Del)," "Management's Discussion and Analysis" and "Financial Statements.")

     3.     Start-up Business.  Prime Air (BC) is in a start-up phase

          (development stage) and has not engaged in any significant operations to date. There is no certainty that Prime Air (BC) will be successful in overcoming the risks of development in order to advance beyond the start-up phase (development stage). (See "Prime Air (Del)," "Management's Discussion and Analysis," and "Financial Statements.")

     4.     Competition.  Prime Air (BC) proposes to engage in a market which is highly competitive. The company will be competing with other forms of transportation to the Whistler ski resort, such as bus and other ground shuttle services, many of which services are owned by more established companies having much greater financial resources, experience, and personnel resources than Prime Air (BC). (See "Prime Air (Del).")
     5.     Government Regulations.  The air transportation industry in Canada is heavily regulated. It will be necessary that Prime Air (BC), or any company engaged by Prime Air (BC) to conduct the air transportation operations, obtain and maintain all necessary licenses and operating certificates. (See "Prime Air (Del).")

     6.     Limited Public Market for Stock.  At present, no established market exists for the Common Stock of Prime Air (Del). The Common Stock of Prime Air (Del) is currently traded on the OTC Bulletin Board. However, the number of shares traded is extremely limited. (See "Market Information.")

     7.     Applicability of Penny Stock Risk Disclosure Requirements.  The

          Common Stock of Prime Air (Del) will likely be considered a "penny stock" as that term is defined in rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers participating in transactions in penny stocks must first deliver a Schedule 15G risk disclosure document which describes the risks associated with penny stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for penny stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. With all these restrictions, the likely effect of the designation as a penny stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock, and to increase the transaction cost of sales and purchases of penny stocks compared to other securities.
     8.     Dividend Policy.  Prime Air (Del) has never paid a cash dividend on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. (See "Dividend Policy.")

     9.     Market Overhang.  Prime Air (Del) currently has 4,394,530 shares of its Common Stock which have not been registered with the Securities and Exchange Commission or any state securities agency and which are currently restricted pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. All of these shares are restricted from public resale for a period of one year from the date of issuance. The sale of some or all of the restricted shares of Common Stock after such two year holding period could have a material negative impact upon the market price of the Common Stock. Of the total restricted shares, approximately 3,072,478 were believed to have satisfied the one-year holding requirement and to be available for sale pursuant to said Rule as of May 1, 1997. (See "Security Ownership of Certain Beneficial Owners and Management" and "Description of Securities.")


                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     As of May 10, 1997, management of Prime Air (Del) believes that the following persons beneficially owned in excess of 5% of the Common Stock of the company:

                        Name and Address of    Amount and Nature      Percent of
Title of Class          Beneficial Owner       of Beneficial Ownership     Class


Common Stock            Phillip Johnston             1,738,9101            24.7%
(Par Value $.001)       PMB7 Hibiscus Square Pond St.
                        Grand Turk
                        Turks and Caicos Island, BWI

                        Patricia Jarvis                 522,705            7.42%
                        P.O. Box 1056
                        Renton, WA 98057


     The following table sets forth certain information with respect to the ownership of the common stock of Prime Air (Del) by each director and by its officers and directors as a group, as of the date of May 10, 1997:














     1Of these shares, 1,118,910 are held directly of record by Confederation Capital Corporation Ltd., and 620,000 are held directly of record by Dolphin Trading Ltd.

                  Name of                             Nature of
                  Beneficial     Position with        Beneficial      Amount and
Title of Class    Owner          Prime Air (Del)      Ownership2      Percent of

Class


Common             Blaine Haug      Chairman          Direct          588,560
Stock (Par                                                               8.36%
Value $.001)

                   Royle Smith      President         Direct and
                                                      Indirect3       125,000
                                                                         1.78%

                   John Eberhard    Director          Direct and
                                                      Indirect4       107,670
                                                                          1.5%

                   Gregory Duffy    Secretary/Treasurer Direct and
                                                       Indirect5      154,000
                                                                         2.19%

                   Officers and Directors
                   as a Group (4 persons)                             975,230
                                                                        13.85%

     2Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power.
     3The shares beneficially owned by Mr. Smith are held directly and of record by Welcome Ford Sales Ltd., a company controlled by Mr. Smith.
     4Of theses shares, 5,000 are beneficially owned directly and of record by Mr. Eberhard's wife, and 88,000 are held in a brokerage account controlled by Mr. Eberhard.
     5Of the shares beneficially owned by Mr. Duffy, 10,000 are held directly and of record by his wife.


                            ITEM ONE--APPROVAL OF
                         AGREEMENT AND PLAN OF MERGER

     This section of the Proxy Statement/Prospectus describes certain aspects of the Merger but does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is set forth as Appendix "A" attached hereto and incorporated herein.

     ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY. General Description


     The Merger Agreement provides that on the effective date of the merger (the "Effective Date"), Prime Air (Del) will be merged with and into Prime Air (NV). Prime Air (NV) will be the surviving corporation. Prime Air (Del), which will not survive the Merger, will be merged into Prime Air (NV) and all of Prime Air
(Del)'s assets, liabilities and property will become the assets, liabilities , and property of Prime Air (NV). The Articles of Incorporation of Prime Air (NV) will be unchanged and there will be no change to its bylaws. Also, the Merger Agreement provides that on the Effective Date, the current management of Prime Air (NV), which consists of the same individuals as management of Prime Air
(Del), will remain the management of the surviving entity. (See "Differences in Rights of Prime Air (Del) Shareholders as a Result of the Merger.")

Effective Date


     The effective Date is the date when the Certificate of Merger has been filed with the Delaware Secretary of State and with the Nevada Secretary of State, which will occur promptly after approval of the Merger Agreement by shareholders of both entities.

Conversion Ratio


     On the Effective Date, each share of outstanding common stock of Prime Air
(Del) will be converted into one share of Prime Air (NV).

Conditions to the Merger


     The Merger Agreement provides that the effectiveness of the Merger is subject to the condition that shareholders of Prime Air (Del) owning not more than 5% of total outstanding shares of common stock shall exercise their rights as dissenting shareholders to the proposed merger. If shareholders owning in excess of 5% shall exercise such dissenting rights, the proposes merger will be abandoned and the Merger Agreement will not be filed either in the State of Nevada or the State of Delaware.

Effect of the Merger


     Consummation of the Merger and conversion of the Prime Air (Del) common stock into shares of Prime Air (NV) common stock will result in the current shareholders of Prime Air (Del) owning an equal number of shares and the same percentage ownership of Prime Air (NV).

     The Merger will not result in any changes to Prime Air (NV)'s Articles of Incorporation or bylaws concerning the rights of holders of Prime Air (Del) common stock. Outstanding options and warrants to purchase shares of Prime Air
(Del) common stock will also be converted upon the Effective Date of he Merger into options or warrants to purchase Prime Air (NV) common stock. See "ITEM ONE--APPROVAL OF AGREEMENT AND PLAN OF MERGER--Conversion of Options and Warrants."

Shareholder Approval


     The affirmative vote of the holders of a majority of the outstanding shares of Prime Air (Del) common stock is required for approval and adoption of the Merger Agreement. Prime Air (NV) is a wholly owned subsidiary of Prime Air
(Del) which has agreed to consent to the approval and adoption of the Merger Agreement immediately upon such approval and adoption by the shareholders of Prime Air (Del).
     THE BOARDS OF DIRECTORS OF BOTH PRIME AIR (DEL) AND PRIME AIR (NV) RECOMMEND A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

Basis and Reasons for the Merger; Recommendations


     Management believes that the change of domicile to the State of Nevada will be beneficial to the shareholders of the company and therefore recommends that the shareholders vote in favor of the change of domicile.

Interests of Certain Persons in the Merger


     Each of the officers and directors of Prime Air (Del) will also be an officer and/or director of Prime Air (NV) following the Merger. Each of the current shareholders of Prime Air (Del), unless such shareholder should dissent from the Merger, will be a shareholder of Prime Air (NV) owning the same number of shares of Prime Air (NV) as he, she, or it held in Prime Air (Del).

Conversion of Warrants and Options


     On the Effective Date of the Merger, all warrants and options, if any, under which Prime Air (Del) has agreed to issue Prime Air (Del) common stock shall remain in force and effect as warrants or options to purchase Prime Air
(NV) common stock on the same terms and conditions. At May 1, 1997, there were no outstanding options or warrants to purchase shares of Prime Air (Del). On the Effective Date, any options will be converted into options to purchase a like number of shares of Prime Air (NV) common stock at the same exercise prices per share.

     Prime Air (NV) has no outstanding options or warrants to purchase shares of common stock of Prime Air (NV).
Management of Prime Air (NV)


     The officers and directors of Prime Air (Del) are as follows:

          Name           Age  Positions Director Since


          Blaine Haug    49   Chairman           1994
          Royle Smith    47   President           --
          John Eberhard  52  Director            1995
          Gregory Duffy  38   Secretary/Treasurer --

     The officers and directors of the subsidiary, Prime Air (BC), are as follows:

          Name                Age  Positions             Director Since


          Blaine Haug         49   President and Director   1989
          Richard T. Shrieves  42  Secretary and Director   1992

     Set forth below is the business experience and biographical information on each of the executive officers and directors of Prime Air (Del) and Prime Air
(BC):
     BLAINE HAUG has been employed as the general manager of Prime Air (Del) since 1989. Mr. Haug currently holds an airline transport pilot license first issued in 1978 by Canada.

     ROYLE SMITH has been the president of Welcome Ford Sales Ltd., a Ford dealership located in Edmonton, Alberta, Canada, since 1981.

     JOHN EBERHARD has operated his own law practice in London, Ontario, Canada, since 1973, and is a member of the Canadian Bar Association. He is also a member of the Law Association of Upper Canada, Middlesex Law Association, Association of Transportation Practitioners (U.S.A.), Lawyer-Pilot Bar Association (U.S.A.-Canada). Mr. Eberhard graduated in 1966 with a bachelor of arts degree and in 1969 with a law degree from the University of Western Ontario.

     GREGORY DUFFY has been employed as general manager of Welcome Ford Sales Ltd. since 1991.

     RICHARD T. SHRIEVES has practiced law since 1980.

     There are no known arrangements or understandings between any of the foregoing individuals and any other person pursuant to which he or she was elected as a director.

     No remuneration was paid to the incumbent directors by the Company during 1996, except for reimbursement of out-of-pocket expenses incurred by such individuals on behalf of the Company.

     There are no arrangements known to management the effect of which would result in a change of control of Prime Air (Del), nor has such a change of control occurred during 1996.
Indemnification


     Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons' conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

     Article VI of the Bylaws of Prime Air (NV) provides that the corporation shall indemnify its directors, officers, agents and other persons to the full extent permitted by the laws of the State of Nevada. Insofar as indemnification for liabilities arising under the Securities Act of of 1933 (the "Act") may be permitted to directors, officers, controlling persons of Prime Air (NV) pursuant to the foregoing provisions, or otherwise, Prime Air (NV) has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Executive Compensation
     There has been no compensation awarded to, earned by, or paid to any of the executive officers of the Prime Air (NV) during the year ended December 31, 1996. Prime Air (NV) has no written employment contract with any of its officers.

          The following table sets forth the aggregate executive compensation earned by or paid to the named executive officers by any person for all services rendered in all capacities to Prime Air (Del) for the fiscal years ended December 31, 1994, 1995, and 1996:



                     Annual              Long-Term
Name and       Year  Compensation        Compensation           All
Principal                                                       Other
Positions                                                       Compen
                                                                -
                                                                sation


                     Salary  Bonus  Other    Awards          Payout
                                    Annual                   s
                                    Compen-
                                    sation


                                             Restrict  Option  LTIP
                                             ed Stock  s/SARs  Payout
                                             Award(s)          s


Blaine Haug,   1996   --     --      --      $62,5001   --      --      --
Chairman

               1995   --     --      --        --       --      --      --


               1994   --     --      --        --       --      --      --


Royle Smith,   1996   --     --      --      $173,438   --      --      --
President                                    2


               1995   --     --      --        --       --      --      --


               1994   --     --      --        --       --      --      --



     1These shares were issued to Mr. Haug as remuneration for management fees for 1996. For purposes of this table only, the valuation of the 200,000 shares of restricted stock is based upon the market value of the stock which was approximately $0.3125 on March 18, 1996, the date of the award. The value of these shares is based solely upon the closing bid price of the shares on such date. No dividends have been paid on these shares. Notwithstanding the valuation of the shares for purposes of this table, the Board of Directors valued the shares at a significant discount of the market value at the time of award based upon the limited trading volume of market shares, the relatively short operating history of the Company and the risks associated therewith, the limited cash resources of the Company, and as an incentive to retain the continued services of this party.
     2Of these shares, 100,000 were issued to Mr. Smith on January 9, 1996, for accepting the office of Executive Vice-President; 300,000 were issued to him on January 9, 1996, for consulting fees regarding the completion of the Pemberton Airport terminal facility; 200,000 were issued to him on March 18, 1996, as remuneration for management fees for 1996; and 25,000 were issued to Welcome Ford Sales Ltd., a company controlled by him, on March 29, 1996, for administration fees rendered regarding the completion of the Pemberton Airport Terminal Facility. The valuation of 100,000 and the 300,000 shares of the restricted shares is based upon the market value of the stock which was approximately $0.25 on January 9, 1996, the date of the award; the valuation of 200,000 shares of the restricted shares is based upon the market value of the stock which was approximately $0.3125 on March 18, 1996, the date of the award; and the valuation of 25,000 shares of the restricted shares is based upon the market value of the stock which was approximately $0.4375 on March 29, 1996, the date of the award. The aggregate value of these shares is based solely upon the closing bid price of the shares on such dates. No dividends have been paid on these shares. Notwithstanding the valuation of the shares for purposes of this table, the Board of Directors valued the shares at a significant discount of the market value at the time of award based upon the limited trading volume of market shares, the relatively short operating history of the Company and the risks associated therewith, the limited cash resources of the Company, and as an incentive to retain the continued services of this party.

     Mr. Haug has a written employment agreement with Prime Air (Del) to act as assistant general manager of the company. The agreement provides that Prime Air
(Del) will pay him $100,000 US per annum, payable in cash or in common stock of the company at a price of $0.50 per share for the year ended December 31, 1996, and for future years at a price mutually agreed by the parties. The term of the agreement is through December 31, 2000, renewable by mutual consent for successive five year periods. The Merger Agreement provides that Prime Air (NV) shall assume the obligations of such agreement.
     Mr. Smith has a written employment agreement with Prime Air (Del) to act as president of the company. The agreement provides that Prime Air (Del) will pay him $100,000 US per annum, payable in cash or in common stock of the company at a price of $0.50 per share for the year ended December 31, 1996, and for future years at a price mutually agreed by the parties. The term of the agreement is through December 31, 2000, renewable by mutual consent for successive five year periods. The Merger Agreement provides that Prime Air (NV) shall assume the obligations of such agreement.

Information with Respect to Prime Air (NV)


     Prime Air (NV) was incorporated in the State of Nevada on November 10, 1996, solely for the purpose of changing the domicile of Prime Air (Del) from the State of Delaware to the State of Nevada. Prime Air (NV) has conducted no business operations and owns no property. All of the outstanding common stock of Prime Air (NV) is owned by Prime Air (Del). The management of Prime Air (NV) is identical to the management of Prime Air (Del).

     Prime Air (NV) is not a party to any material pending legal proceedings or government actions, including any material bankruptcy, receivership, or similar proceedings. Management of the Prime Air (NV) does not believe that there are any material proceedings to which any director, officer or affiliate of the company, any owner of record of beneficially of more than five percent of the common stock of Prime Air (NV), or any associate of any such director, officer, affiliate of the company, or security holder is a party adverse to Prime Air
(NV) or has a material interest adverse to the company.

     There currently exists no public trading market for the common stock of Prime Air (NV). None of the currently outstanding shares of common stock is subject to outstanding options or warrants to purchase, or securities convertible into, common equity of Prime Air (NV). None of the outstanding shares of common stock could presently be sold pursuant to Rule 144 promulgated by the Securities and Exchange Commission, nor has Prime Air (NV) agreed to register any such shares. Also, none of the outstanding shares of common stock is being, or has been proposed to be, publicly offered by the company. Upon completion of the Merger, all of the currently outstanding shares of common stock of Prime Air (NV) will be canceled. There is currently only one shareholder of Prime Air (NV), namely Prime Air (Del), which paid nominal consideration for such shares.

     No cash dividends have been declared or paid as yet on the common stock of Prime Air (NV) and the Board of Directors of the company has not yet decided on a dividend policy. Whether dividends will be paid will be determined by the Board of Directors of Prime Air (NV) and will necessarily depend on the company's earnings, financial condition, capital requirements and other factors. The Board of Directors has no current plans to declare any dividends in the foreseeable future.
     Prime Air (NV) has authorized two classes of stock, namely 50,000,000 shares of common stock (par value $.001) and 5,000,000 preferred stock (par value $.001). The holders of the common stock have equal ratable rights to dividends from funds legally available therefor, when, as, and if declared by the Board of Directors of the company and are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of Prime Air
(NV). Holders of the common stock are entitled to one vote per share on all matters on which shareholders may vote at all meetings of shareholders. There are no conversion rights, subscription rights, preemptive rights, cumulative voting rights, or redemptive rights with respect to the common stock.
Concerning the preferred stock, none of which shares is outstanding, the board of directors has the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the board of directors from time to time thereafter, may be increased except when otherwise provided by the board of directors in creating such series, or may be decreased but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof.

     Prime Air (NV) is acting as its own transfer agent. However, management intends to engage the transfer agent currently used by Prime Air (Del), namely Illinois Stock Transfer Company, 223 West Jackson Blvd., Suite 1210, Chicago, IL 60606.

Management and Operations After the Merger


     The board of directors and officers of the surviving corporation after the Merger will be comprised of the same individuals as currently comprise Prime Air
(Del). The principal business of the Prime Air (NV) will be the current business of Prime Air (Del), which is conducted through Prime Air (BC).

Procedure for Converting Outstanding Shares


     The conversion of the Prime Air (Del) common stock into Prime Air (NV) common stock will occur automatically upon the Effective Date of the Merger. Promptly thereafter, a transmittal letter will be furnished to the shareholders of Prime Air (Del) by the transfer agent for Prime Air (Del), which transfer agent will continue to act as the transfer agent for Prime Air (NV). The transmittal letter will contain certain instructions with respect to the surrender of Prime Air (Del) stock certificates for new Prime Air (NV) stock certificates. Until the exchange is complete, each certificate which represented outstanding shares of Prime Air (Del) before the Merger will be deemed to evidence ownership of a like number of shares of common stock of Prime Air (NV) as of the Effective Date. Stock certificates for Prime Air (Del) should not be forwarded to the Prime Air (Del) or the transfer agent until after receipt of a transmittal letter and should not be returned with the enclosed proxy.

Differences in Rights of Prime Air (Del) Shareholders as a Result of the Merger


     If the Merger is approved and becomes effective, the shareholders of Prime Air (Del) will receive a like number of shares of common stock of Prime Air (NV) in place of each share of common stock of Prime Air (Del). Prime Air (Del) is a Delaware corporation and Prime Air (NV) is a Nevada corporation. Differences between the corporation laws of he States of Delaware and Nevada, as well as differences in the charter and bylaws of the two companies will result in differences in the rights of Prime Air (Del) shareholders. The material differences as set forth in the Delaware Corporation Law ("DCL") and the Nevada Revised Statutes ("NRS") are as follows:
     Shareholders' Meetings


     Notice.  Pursuant to Section 78.370 of the NRS, special or annual meetings of the shareholders require that written notice must be provided to the shareholders stating the purpose or purposes for which the meeting is called.
Section 222 of the DCL provides that only for special meetings must the purposes or purposes of the meeting be stated in the notice.

     Proxies.  Section 78.355 of the NRS provides that no proxy shall be valid after the expiration of six months, or, if coupled with an interest, for more than seven years from the date of its execution. Section 215 of the DCL provides that no proxy shall be valid after three years, unless the proxy provides for a longer period.

     Action Without a Meeting.  Generally, under Section 78.320 of the NRS, any action by a majority of the voting power of the corporation is sufficient to take such action without a meeting. Under Section 228 of the DCL, any action required to be taken at an annual or special meeting of the shareholders may be taken by written consents of the shareholders if such consents set forth the action to be taken and are signed by the holders of the outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting.

     Court-Ordered Meetings.  Section 211 of the DCL provides that the Court of

Chancery may require the holding of an annual meeting of the shareholders if no such meeting has been held within thirty days following the date designated therefor or, if no date has been designated, if no such meeting has been held within thirteen months after the last annual meeting. Section 78.345 of the NRS provides that a majority of the voting power may demand that an annual meeting be called if the corporation shall fail to hold an annual meeting within six months after the time designated therefor.

     Election and Removal of Directors


     In both Delaware and Nevada, election of directors by the shareholders is substantially similar. Cumulative voting is generally allowed in both states. In both Delaware and Nevada the articles of incorporation or an amendment thereto must specifically provide for cumulative voting. Also, shareholders of Nevada corporations registered under the Securities Act of 1933 must give notice to the corporation in advance that a shareholder wishes to cumulate votes (NRS
Section 78.360). Removal of directors in both states is also similar. In Delaware shareholders may remove one or more directors by majority vote with or without cause unless the articles of incorporation provide that directors may only be removed for cause, or in the case of a corporation with cumulative voting, if less than all the directors are removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him (DCL Section 141). In Nevada, however, shareholders representing two-thirds or more of the voting stock are generally required to remove a director from office (NRS Section 78.335).

     Shareholders' Rights to Inspect Financial Records


     Delaware corporate law provides that every shareholder has a right to inspect the corporation's stock ledger, a list of its stockholders, and its other books and records during reasonable business hours upon written demand under oath stating the purpose thereof (DCL Section 220). In Nevada, shareholders of at least fifteen percent of the issued and outstanding shares may inspect the financial records of the company upon providing five days' written notice to the corporation (NRS Section 78.257).

     Preemptive Rights
     Under Nevada corporate law, except to the extent limited or denied by the articles of incorporation, shareholders have certain preemptive rights to purchase a corporation's unissued shares (NRS Section 78.265267). In Delaware, shareholders do not have preemptive rights unless the articles of incorporation specifically state such rights (DCL Section 102).

     Dissenters' Rights


     Both Delaware and Nevada provide certain dissenters' rights to protect minority shareholders. In general, these dissenters' rights give shareholders the right to receive fair compensation from the corporation for their shares in the event that the corporation does certain acts with which the shareholders do not agree. In Delaware shareholders generally have appraisal rights when the corporation is involved in a merger or consolidation (DCL Section 262). Likewise, in Nevada shareholders generally have dissenters' rights to receive payment for the fair value of their shares when the corporation merges into or consolidates with another corporation (NRS Section 78.505).

Differences in Rights of Prime Air (NV) Shareholders as a Result of the Merger


     If the Merger is approved and becomes effective, the par value, rights and privileges of the common stock issued upon the Merger will be identical in all respects to the common stock currently outstanding. All currently issued and outstanding shares of common stock of Prime Air (NV) are held by Prime Air (Del) and, upon the Effective Date, will be canceled and returned to the authorized and unissued shares of common stock of Prime Air (NV).

Accounting Treatment


     The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under such accounting treatment, Prime Air (Del) shareholders will be deemed to have combined their existing voting common stock interests with the voting common stock interests of the shareholders of Prime Air (NV) common stock. Accordingly, the historical accounting values of the assets of Prime Air (Del) and the liabilities and shareholders' equity of each, as reported on their respective balance sheets, will be consolidated and no goodwill, if any, will be recorded as a result of the Merger. Under the pooling of interests method, Prime Air (Del)'s historical financial statements will be restated to combine the assets, liabilities, accumulated deficits and results of operations of both companies as reflected in their respective historical financial statements, subject to appropriate adjustment, if any, to conform the accounting principles of the two companies.

Resale of Prime Air (Del) Shares


     The Shares of common stock of Prime Air (NV) issuable to the shareholders of Prime Air (Del) in connection with the Merger will be freely transferable except by shareholders who are deemed to be "affiliates" of Prime Air (NV) on the Effective Date as such term is used in either Rule 144 or Rule 145 under the Securities Act of 1933, as amended. All of the affiliates of Prime Air (Del) will become affiliates of Prime Air (NV).

Federal Income Tax Consequences
     The explanation set forth below provides general information as to the anticipated federal income tax consequences to the shareholders of Prime Air
(Del) in the Merger. Kevin Orton, Certified Public Accountant, has delivered an opinion to Prime Air (Del) affirming its federal income tax opinion contained herein. Each shareholder of Prime Air (Del) should consult his own tax advisor as to the specific tax consequences of the Merger, including application and possible effect of foreign, state, and local tax laws.

     The following is only a general discussion of the federal income tax consequences of the Merger without regard to the facts and circumstances of any particular shareholder's situation. Prime Air (Del) has been advised that the federal income tax consequences of the Merger is consummated in accordance with the terms of the Merger Agreement will be as follows: (i) no gain or loss will be recognized by Prime Air (Del) shareholders upon the exchange of all of their shares of Prime Air (Del) for shares of Prime Air (NV) common stock; (ii) the holding period of Prime Air (Del) common stock received by each exchanging shareholder who does not dissent will include the period during which that shareholder held Prime Air (Del) common stock exchanged therefor, provided that the Prime Air (Del) common stock was held by such shareholder as a capital asset on the date of exchange; (iii) no gain or loss will be recognized in connection with the receipt of a Prime Air (NV) stock option issued in connection with the performance of services; (iv) subject to certain exceptions, gain or loss will be recognized by Prime Air (Del) shareholders who exercise dissenters' appraisal rights with respect to their Prime Air (Del) common stock.

     Kevin Orton, Certified Public Accountant, has rendered an opinion to Prime Air (Del) confirming the above tax consequences in reliance upon representations of certain officers of Prime Air (Del). This opinion is for the sole use of shareholders (including dissenting shareholders), option holders, and management of Prime Air (Del) and may not be relied upon by any other individual or entity.

Rights of Prime Air (Del) Dissenting Shareholders

     All of the Prime Air (Del) common stock held by shareholders who have properly preserved and protected dissenters' appraisal rights pursuant to
Section 262 of the Delaware General Corporation Law will not be converted into shares of Prime Air (NV) common stock and such holders will have their shares appraised and purchased in accordance with those provisions.

     An owner of Prime Air (Del) who objects to the terms of the Merger may seek appraisal under Section 262 of the Delaware Corporation Law for a determination of the fair value of his shares, by complying with the requirements of such section. A copy of Section 262 is attached as Appendix "B" and is incorporated herein by this reference. Failure to take any necessary steps will result in a termination or waiver of the appraisal rights of the shareholders. The following is a summary of the principal provisions of that Section and does not purport to be a complete description and is qualified in its entirety, and reference is hereby made to Section 262 of the Delaware General Corporation Law, a copy of which is attached as Appendix "B."

     (1) A shareholder electing to exercise appraisal rights must (a) deliver to Prime Air (Del) before the taking of the vote on the Merger agreement a written demand made by or on behalf of the person who is the holder of record of the Prime Air (Del) shares for which appraisal is demanded, and (b) not vote in favor of the adoption of the Merger Agreement. The demand should be delivered to Prime Air (Del) at 8598 112 Street, Ft. Saskatchewan, Alberta, Canada T8L 3V8; attention: Secretary. A proxy or vote against adoption of the Merger Agreement does not constitute such a demand for appraisal rights. A shareholder electing to seek appraisal must do so by a separate written demand that reasonably informs Prime Air (Del) of the identity of the shareholder of record and of such shareholder's intention thereby to demand appraisal of his Prime Air
(Del) shares.  Because a proxy left blank will, unless revoked, be voted FOR adoption of the Merger Agreement, a shareholder electing to exercise appraisal rights who votes by proxy must not leave the proxy blank but must vote against adoption of the Merger Agreement or abstain from voting for or against adoption of the Merger Agreement.
     (2) Only the holder of record of Prime Air (Del) shares is entitled to assert appraisal rights for the Prime Air (Del) shares registered in that holder's name. The demand should be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If the Prime Air (Del) common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, execution of the demand should be made in that capacity, and if the Prime Air (Del) common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all owners. An authorized agent, including one or two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners.

     A record holder, such as a broker, who holds Prime Air (Del) shares as nominee for the beneficial owners may exercise a holder's right of appraisal with respect to the Prime Air (Del) shares held for all or less than all of such beneficial owners. In such case, the written demand should set forth the number of Prime Air (Del) shares covered by it. Where no number of Prime Air (Del) shares is expressly mentioned, the demand will be presumed to cover all Prime Air (Del) Shares standing in the name of the record owner.

     (3) Within 10 days after the Effective Date, Prime Air (Del) is required to send notice as to the effectiveness of the Merger to each person who prior to the Effective Date satisfied the foregoing conditions.

     (4) Within 120 days after the Effective Date, Prime Air (Del) or any shareholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Prime Air (Del) shares. Shareholders seeking to exercise appraisal rights should not assume that Prime Air (Del) will file a petition with respect to the appraisal of the value of their shares or that Prime Air (Del) will initiate any negotiations with respect to the "fair value" of such shares. Accordingly, Prime Air (Del) shareholders should regard it as their obligation to initiate all necessary action with respect to the perfection of their appraisal rights within the time periods prescribed in Section 262.

     (5) Within 120 days after the Effective Date, any shareholder who has complied with the requirements for exercise of appraisal rights is entitled upon written request to receive from Prime Air (Del) a statement setting froth the aggregate number of Prime Air (Del) shares not voted in favor of the Merger and with respect to which demands for appraisal have been made, and the aggregate number of holders of such Prime Air (Del) shares. Prime Air (Del) is required to mail such statement within 10 days after it receives a written request therefor.

     (6) If a petition for an appraisal is timely filed after a hearing on such petition, the Delaware Court of Chancery will determine the shareholders entitled to appraisal rights and will appraise the Prime Air (Del) shares owned by such shareholders, determining their "fair value" exclusive of any element of value arising from the accomplishment or expectation of the Merger and will determine the amount of interest, if any, to be paid upon the value of the Prime Air (Del) shares of the shareholders entitled thereto. Any such judicial determination of the "fair value" of the Prime Air (Del) shares could be based upon considerations other than or in addition to the price paid in the Merger and the market value of the shares, including asset values, the investment value and the Prime Air (Del) shares and any other valuation considerations generally accepted in the investment community. The value so determined for Prime Air
(Del) shares could be more or less than the consideration paid pursuant to the Merger. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Prime Air (Del) shares entitled to appraisal.
     (7)  Any shareholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Date, be entitled to vote the Prime Air (Del) shares subject to such demand for any purpose or be entitled to the payment of dividends or to distributions on those Prime Air (Del) shares (other than those payable or deemed to be payable to shareholders of record as of a date prior to the Effective Date).

     (8) A shareholder will fail to perfect, or will effectively lose, his right to appraisal if no petition for appraisal is filed within 120 days after the Effective Date, or if the shareholder delivers to Prime Air (Del) a written withdrawal of such shareholder's demand for an appraisal and an acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Date requires the written approval of Prime Air (Del). In the event of the failure to perfect appraisal rights or the valid withdrawal of a demand for appraisal rights, a shareholder will be entitled to receive the consideration otherwise payable pursuant to the Merger Agreement.

     (9) In the event an appraisal proceeding is timely instituted, such proceeding may not be dismissed as to any shareholder who has perfected his right of appraisal without the approval of the Delaware Court of Chancery.


                               PRIME AIR (DEL)

General


     Prime Air (Del) was incorporated in the State of Delaware on April 4, 1995. Prime Air (Del) is the parent of a wholly owned subsidiary, Prime Air (BC), a company originally incorporated under the laws of the Provence of British Columbia, Canada, on March 10, 1989, under the name "High Mountain Airlines Inc." for the purpose of establishing air service to serve the Whistler, British Columbia, Canada, area. Prime Air (BC) has entered into a lease and operating agreement with the Village of Pemberton, British Columbia, Canada, to plan, develop, construct, manage, and operate a terminal facility at the Pemberton Airport. Prime Air (BC) has constructed the basic terminal building and proposes to facilitate regular, scheduled air service to Pemberton Airport to serve the nearby resort community of Whistler.

     Prime Air (Del) was originally incorporated pursuant to the laws of the State of Utah on August 30,1993, under the name "Astro Enterprises, Inc." The Utah corporation changed its name to "Prime Air, Inc." on June 28, 1994. In June 1994 the Utah corporation entered into an agreement with Prime Air (BC) in which the shareholders exchanged all of the outstanding shares of Prime Air (BC) for a controlling number of shares of the Utah corporation, such that upon completion of the exchange, the shareholders of Prime Air (BC) owned approximately 90% of the outstanding shares of the Utah corporation and Prime Air (BC) became a wholly owned subsidiary of the Utah corporation. Management believes that the closing of such agreement was effected on June 28, 1994. In connection with the exchange of shares, the Utah corporation effected a one-for-one hundred reverse split of its outstanding shares effective June 28, 1994, immediately prior to such closing.

     On or about April 4, 1995, the Utah corporation effected a change of domicile to the State of Delaware by incorporating Prime Air (Del), acquiring all of the assets and liabilities of the Utah corporation, and issuing shares of the Delaware corporation to the shareholders of the Utah corporation on a one-for-one basis. The Utah corporation was voluntarily dissolved by the State of Utah on May 18, 1995.
     The original purpose of the Utah corporation, as set forth in its articles of incorporation, was to acquire the assets and certain liabilities of another Utah corporation previously dissolved by the State of Utah on June 1, 1993, and also incorporated under the name "Astro Enterprises, Inc." Current management of Prime Air (Del), none of whom were affiliated with the Utah corporation prior to the share exchange in June 1994, believe that the former management of the Utah corporation at the time of its incorporation issued approximately 120,000 shares of the company's common stock to the shareholders of the dissolved Utah corporation of the same name thus creating approximately 170 shareholders of the Utah corporation. Management does not believe that any other relationship existed between the two entities or with former management of the dissolved Utah corporation.

Legal Proceedings


     In December 1994 the U.S. Securities and Exchange Commission filed a complaint in the United States District Court for the District of Columbia (Case Number 1:94CV02633) against Astro Enterprises, Inc. and certain persons affiliated with such entity. The basis for such complaint was the dissemination to the public from approximately March 1989 through May 1990, of false and misleading information concerning the business of such entity. In 1995 Mr. Paul Parshall, as the president, director, and authorized agent of Astro Enterprises, Inc., executed a consent and settlement of the foregoing action. Management does not believe such action in any way involved the Utah corporation which subsequently changed its name to Prime Air, Inc. and is the predecessor to Prime Air (Del), or that Mr. Parshall was authorized to execute such consent on behalf of such entity. Management is unaware whether Mr. Parshall executed such consent on behalf of the Utah corporation by the same name which was dissolved in 1993.

     In May 1996 Prime Air (Del) entered into a settlement agreement and undertaking with the Alberta Securities Commission (file number 100164) in which Prime Air (Del) agreed to be more diligent in complying with the requirements of the Alberta Securities Act and the rules made thereunder. In addition, Prime Air (Del) paid $2,000 to the commission toward the costs of the investigation conducted by the Commission. In February 1996 Prime Air (Del) announced an offering of its common shares in Alberta newspapers. Between February 1 and March 1, 1996, Prime Air (Del) received $93,040 from fifteen investors in Alberta. The investors received an offering document which did not conform with the form of an offering memorandum required pursuant to the Alberta Securities Act and the distribution to the investors did not qualify for an exemption under such act. Upon being contacted by the staff of the securities commission, Prime Air (Del) placed all investment monies in trust pending the disposition of the matter. Thereafter Prime Air (Del) sent an offering memorandum in the required form and an offer of rescission to all of the investors. After the return of monies to investors who either did not qualify for an exemption or who elected rescission, and the filing of a proper report with the securities commission, no further action was taken by the securities commission.

Airport Lease and Operating Agreement


     On October 29, 1993, Prime Air (BC) entered into a Lease and Operating Agreement (the "Airport Agreement") with the Corporation of the Village of Pemberton, British Columbia, Canada (hereinafter the "Village of Pemberton"), in which Prime Air (BC) agreed to undertake the planning, development, construction, management, and operation of a terminal facility at the Pemberton Airport. In return the Village of Pemberton granted to Prime Air (BC) an exclusive lease involving certain lands located at the Pemberton Airport to enable Prime Air (BC) to undertake the planning, development, construction, management, and operation of a terminal facility.
     The Pemberton Airport is approximately 20 miles north of Whistler Resort on Highway 99. Whistler Resort is a ski resort located at the base of Whistler Mountain and Blackcomb Mountain approximately 75 miles north of Vancouver, British Columbia, Canada. The resort has approximately 6,800 permanent residents and attracts approximately 1,500,000 visitors annually. Currently only ground transportation is available to the resort, except for private flights into Pemberton Airport. The nearest airport facility to Whistler Resort is Pemberton Airport. There is presently no regular air service into Pemberton Airport.

     The Airport Agreement provides that Prime Air (BC) must construct a terminal facility on or before October 21, 1994, which date was extended to June 1, 1996, by the Council for the Village of Pemberton. Prior to such extended date, Prime Air (BC) completed a 5,500 square foot terminal facility at the Pemberton Airport. The initial term of the Airport Agreement, and the right of Prime Air (BC) to operate the terminal facility, was two years with provisions allowing Prime Air (BC) to extend such initial term for addition terms totalling in the aggregate thirty years, provided that Prime Air (BC) shall continue to fulfill its obligations under the Airport Agreement, including the payment of rent in the amount of $100 per year for the first five years, and the payment of $2,500 per year thereafter, plus 5% of the gross receipts derived from the operation of the terminal facility. The Airport Agreement also grants to Prime Air (BC) the option to lease and use certain other lands at the Pemberton Airport for fixed base operations. The Airport Agreement may be terminated by the Village of Pemberton in the event of a material default by Prime Air (BC) or if Prime Air shall become bankrupt. The terminal facilities shall become the property of the Village of Pemberton at the expiration of the Airport Agreement.

Air Service


     Prime Air (BC) initially intends to establish scheduled and charter passenger and cargo air service between Vancouver International Airport and Pemberton Airport. Thereafter, Prime Air (BC) will seek to establish such services between Pemberton Airport and other Canadian and United States destinations. Prime Air (BC) has entered into a Memorandum of Agreement dated January 5, 1995 (the "Voyageur Agreement"), with Voyageur Airways Limited, an Ontario corporation ("Voyageur") to provide the initial service by supplying, operating, and maintaining DeHavilland Dash-7 aircraft to provide scheduled and charter passenger and cargo service, from Vancouver International Airport, and thereafter from other Canadian and United States locations, to the Pemberton Airport. The Voyager Agreement provides that Prime Air (BC) will operate the terminal facility at Pemberton Airport and the scheduled and charter passenger and cargo service, and will market the air services. Voyageur will provide the certifications, authorizations, expertise, facilities, personnel, and resources necessary to operate, maintain and service the aircraft. The parties intend to negotiate and enter into a definitive agreement prior to commencing operations.

Government Regulation and Licensing


     Any corporation conducting commercial air service operations in Canada must possess a valid Operating Certificate and other licenses, permits, accreditations and certificates that are issued and administered by Transport Canada. Qualification for the required Operating Certificate requires that:

          1. the operator (being the entity actually providing the air service operations) must have at least one aircraft registered under its Operating Certificate. This aircraft may either be owned directly or dry leased by the operator;

          2. the aircraft utilized by the operator must be approved and certified in Canada;

          3. in respect of a domestic Canadian air service, the operator must satisfy the statutory Canadian ownership criteria which essentially requires that 75% of the voting interest in the operator is controlled by Canadian citizens or permanent residents of Canada:

          4. the management of the operator must include a chief pilot who holds appropriate Canadian certification;

          5. all of the operator's pilots must meet proficiency standards and hold sufficient ratings to operate the type of aircraft being utilized;

          6. the operator must demonstrate and certify that it will be able to carry out maintenance of its aircraft according to regulated standards. Such maintenance can either be conducted directly by the operator or subcontracted to a qualified maintenance facility; and

          7. an operations manual must be prepared for the operator and approved by Transport Canada.

     Voyageur will conduct all in-flight operations as an independent contractor to Prime Air (BC). Management of Prime Air (BC) believes that Voyageur meets all of the criteria set forth above.

Marketing


     Prime Air (BC) intends to hire two industry professionals to spearhead its sales drive by making direct sales calls to key tour wholesalers and operators, attending travel, ski, and golf shows, and calling on connector airlines and hotel groups. Particular emphasis will be placed on targeting certain geographic regions which traditionally provide the greatest number of visitors to Whistler. Management believes also that a major part of the marketing strategy will involve seeking a major international airline and negotiating Whistler as a final destination in their ticketing and reservations. At present Prime Air (BC) has entered into negotiations with such an airline, but no definitive agreement has been entered into.

Competition

     Prime Air (BC) will compete with other charter and airline companies based in the Vancouver and Seattle area which currently service customers whose final destination is Whistler Resort. To a limited degree the company will compete with buses chartered or owned by tour operators. Most of these entities are more established companies having much greater financial resources, experience, and personnel resources than Prime Air (BC).

Management's Discussion and Analysis of Financial Condition


     Prime Air (Del) is a development stage company and conducts all operations through its wholly owned subsidiary, Prime Air (BC). Prime Air (Del) has had no material revenues in the past. During the year ended December 31, 1996, the only income received was bank interest of $2,329.

     Prime Air (BC)'s sole fixed obligation is the payment of $CND100 per annum to the Village of Pemberton under the terms of its Airport Lease and Operating Agreement. At present the company also expects to pay an additional $50,000 in the current year to cover legal fees, insurance, and property taxes, regardless of the date of operations commencement.

     The Company intends to begin flight operations in the fall of 1997 when it is anticipated that flights will start between Vancouver and Pemberton. In the interim, the company will be implementing its marketing plan as set forth herein. (See "Prime Air (Del)--Marketing.")
     Management anticipates the need to raise additional capital by way of equity offerings to finance the commencement of operations.

Market Information


     The Common Stock of Prime Air Delaware was traded in the over-the-counter market on the OTC Electronic Bulletin Board through approximately July 23, 1996, and from March 27, 1997 until present. There is currently no established public trading market for the Common Stock. The table below sets forth for the periods indicated the high and low bid quotations as reported by the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail market-up, mark-down, or commission and may not necessarily represent actual transactions.

                    Quarter        High      Low

Fiscal year ended
December 31, 1995   First          $1.01     $0.25
                    Second         $0.625    $0.375
                    Third          $0.75     $0.3125
                    Fourth         $0.625    $0.25

Fiscal year ended
December 31, 1996   First          $0.50     $0.25
                    Second         $0.9375   $0.4375
                    Third          $0.75     $0.25
                    Fourth         --        --

Fiscal year ending
December 31, 1997   First          $0.25     $0.25

     None of the shares of Common Stock is subject to outstanding options or warrants to purchase, or securities convertible into, the Common Stock of Prime Air (Del). As of May 1 , 1997, Prime Air (Del) had 4,394,530 shares of its Common Stock, or approximately 62% of the total outstanding shares, which were restricted as defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. Of these shares, approximately 3,072,478 were believed to have satisfied the one-year holding requirement and to be available for sale pursuant to said Rule as of May 1, 1997. None of the shares of Common Stock is being, nor have any shares been proposed to be, publicly offered by Prime Air (Del).

     As of May 1, 1997, there were approximately 316 holders of record of the Common Stock as reported to Prime Air (Del) by its transfer agent.

     No cash dividends have been declared or paid as yet on the Common Stock and the Board of Directors of Prime Air (Del) has not established a dividend policy.

Consulting Contract
     Prime Air (Del) entered into a consulting contract (the "Consulting Agreement") on June 10, 1996, with Siverthorn Investments, Ltd. (the "Consultant") in which Prime Air (Del) agreed to retain the services of the Consultant through June 1, 2000, unless earlier terminated as provided in the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, the Consultant is required to be available for a minimum of 60 business days per year to provide consulting and assistance as may be necessary to assist in facilitating the full operations of Prime Air (Del)'s business. In return, Prime Air (Del) has agreed to pay the Consultant $100 per hour for such services. At the option of Prime Air (Del) 75% of the amount due may be paid to the Consultant in the form of common stock of Prime Air (Del), based upon the average of the last three months closing bid prices for the common shares. The Consultant is controlled by Matthew Smith who is also the assistant secretary of Prime Air (Del). The Merger Agreement provides that Prime Air (NV) shall assume the obligations of such agreement.

                                LEGAL MATTERS

     The due issuance of the shares of Prime Air (NV) to be issued in connection with the Merger is being passed upon for Prime Air (NV) by Ronald N. Vance, Attorney at Law, 57 West 200 South, Suite 310, Salt Lake City, Utah 84101, counsel for Prime Air (NV).

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Rutherford & Company, Chartered Accountants, Richmond, British Columbia, Canada, has been the independent public accounting firm of Prime Air (Del) since the fiscal year 1995. Representatives of Rutherford & Company are not expected to be present at the Special Meeting.

     Orton & Company, Certified Public Accountants, Salt Lake City, Utah, has been the independent public accounting firm of Prime Air (NV) since its inception in 1996. Representatives of Orton & Company are not expected to be present at the Special Meeting.

                                   EXPERTS

     The consolidated financial statements of Prime Air (Del) for the years ended December 31, 1996 and 1995, have been examined by Rutherford & Company, Chartered Accountants, as set forth in its report attached hereto. The financial statements referred to above are incorporated herein by reference in reliance upon such report and upon authority of such firm as experts in auditing and accounting.

     The financial statements of Prime Air (NV) for the year ended December 31, 1996, have been examined by Orton & Company, Certified Public Accountants, as set forth in its report attached hereto. The financial statements referred to above are incorporated herein by reference in reliance upon such report and upon authority of such firm as experts in auditing and accounting.


                              OTHER INFORMATION

     As of the date of this Proxy Statement/Prospectus, the Board of Directors knows of no other matters to be presented for action at the Special Meeting. If other matters are properly presented, the persons named in the proxy intend to vote in accordance with their best judgment on such matters.

                        INDEX TO FINANCIAL STATEMENTS

Prime Air (Del)


     Auditor's Report.........................................................
     Consolidated Balance Sheets at December 31, 1996 and 1995................
     Consolidated Statements of Loss and Deficit for the years ended December
31, 1996 and 1995.............................................................
     Consolidated Statement of Cash Flow for the years ended December 31, 1996 and 1995......................................................................
     Notes to Financial Statements............................................

Prime Air (NV)


     Independent Auditor's Report.............................................
     Balance Sheet at December 31, 1996.......................................
     Statement of Operations for the year ended December 31, 1996.............
     Statement of Stockholders' Equity from inception to December 31, 1996....
     Statement of Cash Flows for the period ended December 31, 1996...........
     Notes to Financial Statements............................................

Proforma Financial Statements


     Proforma Consolidated Balance Sheets at December 31, 1996 and 1995.......
     Proforma Consolidated Statements of Operations for the years ended December
31, 1996 and .............................................................1995
     Consolidated Statement of Cash Flows for the years ended December 31, 1996 and 1995......................................................................
     Notes to Proforma Consolidated Financial Statements......................


                                PRIME AIR INC.
                           (A Delaware Corporation)

                      Consolidated Financial Statements

                          December 31, 1996 and 1995











Auditors' Report
Balance Sheets
Statements of Loss and Deficit
Statements of Cash Flows
Notes to Financial Statements
  RUTHERFORD & COMPANY
 Chartered Accountants
BRUCE RUTHERFORD, C.A.                   9511 BATES ROAD, RICHMOND, BC V7A 1F3
                                         TEL (604) 272 5454 FAX (604) 272 5874





                               AUDITORS' REPORT



To the Shareholders of
Prime Air Inc. (A Delaware Corporation)

     We have audited the consolidated balance sheets of Prime Air Inc. as at December 31, 1996 and 1995 and the consolidated statements of loss and deficit and cash flows for the years then ended. These financial statements are the responsibility of thecompany's management. Our responsibility is to express an opinion on those financial statements based on our audits.

     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1996 and 1995 and the results of its operations and cash flows for the years then ended in accordance with generally accepted accounting principles.

Richmond, Canada                                          Rutherford & Company
March 14, 1997                                           Chartered Accountants

                               (PRIME AIR INC.)
                         (A Development Stage Company)
                          CONSOLIDATED BALANCE SHEETS
                          (all figures in US dollars)
                                December 31, 1996
               (With comparative figures as of December 31, 1995)


                                                             1996     1995

                                    ASSETS
Currents Assets
  Cash and short-term deposits                        $     101,314 $   4,575
  Share subscriptions receivable                              7,333     7,284
  Prepaid expenses and deposit                               12,592     1,093
  GST recoverable                                            51,208    17,012
                                                            172,447    29,964

Capital Assets
  Air terminal construction costs                           618,186   313,146
  Furniture and equipment                                     2,022     1,224
                                                            620,208   314,370

                                                      $     792,655  $344,334


                                 LIABILITIES

Current liabilities
  Accounts payable and accruals                       $     103,383  $230,803
  Notes and advances payable (Note 4)                        16,400    10,926
  Due to director (Note 5)                                   18,189    21,060
                                                            137,972   262,789


                             SHAREHOLDERS' EQUITY

Capital stock (Note 6)                                    1,239,114   482,351
Commitment to issue shares (Note 7)                          54,791       -
Accumulated deficit during development stage               (639,222) (400,806)
                                                            654,683    81,545

                                                     $      792,655 $ 344,334
Approved on behalf of the board:
                         Director
                         Director
                            See Accompanying Notes

                                PRIME AIR INC.
                        (A Development Stage Company)
                 CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
                         (all figures in US dollars)
                     For the year ended December 31, 1996
       (With comparative figures for the year ended December 31, 1995)


                                           Year Ended       Year Ended
                                          December 31       December 31
                                              1996             1995
Direct Costs
  Flight operations                       $     114,720     $       -

Administrative and General
  Audit and accounting                           10,140           11,967
  Advertising                                     9,017               77
  Amortization                                   21,809              306
  Automotive                                        -              4,369
  Consulting fees                                 7,156             (426)
  Exchange on conversion of funds                (5,581)            (564)
  Insurance                                       6,342               -
  Interest and service charges                    7,547              249
  Legal                                          25,610               -
  Management remuneration                           -             16,265
  Office and general                              5,728           11,319
  Promotion and entertainment                     2,702            7,649
  Rent                                            2,399            4,095
  Telephone and utilities                        14,865            7,385
  Transfer agent                                  7,149            4,080
  Travel                                         11,172            4,495
                                               (126,055)         (71,266)
Interest income                                   2,359               -

Net loss for year                              (238,416)         (71,266)


Accumulated deficit during development stage
  Beginning of year                            (400,806)        (329,540)

  End of year                             $    (639,222)    $   (400,806)



                            See Accompanying Notes


                                PRIME AIR INC.
                        (A Development Stage Company)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (all figures in US dollars)
                     For the year ended December 31, 1996
       (With comparative figures for the year ended December 31, 1995)


                                           Year Ended        Year Ended
                                          December 31       December 31
                                             1996              1995
NET INFLOW (OUTFLOW) OF CASH RELATED
  TO THE FOLLOWING ACTIVITIES:

OPERATING
  Net loss                                $     (238,416)   $     (71,266)
  Non-cash charge - amortization                  21,809              306
                                                (216,607)         (70,960)

Change in non-cash working capital
  balances relating to operations               (173,164)         208,589
                                                (389,771)         137,629

FINANCING
  Notes and advances payables                      5,474            7,279
  Due to director                                 (2,871)          21,060
  Issue of capital stock                         756,763          131,755
  Commitment to issue shares                      54,791               -
                                                 814,157          160,094

INVESTING
  Acquisition of capital assets                 (327,647)        (302,017)

NET CASH INFLOW (OUTFLOW)                         96,739           (4,294)

CASH, BEGINNING OF YEAR                            4,575            8,869

CASH, END OF YEAR                         $      101,314    $       4,575


                            See Accompanying Notes



                                 PRIME AIR INC.
                         (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. Incorporation and Principles of Consolidation

The company was incorporated under the laws of the State of Delaware, USA on April 4, 1995 and acquired all of the assets, liabilities and shareholders of a previous Utah Corporation of the same name. The Utah Corporation was incorporated on August 30, 1993 as Astro Enterprises, Inc. On June 28, 1994, pursuant to appropriate shareholder agreements, Astro Enterprises, Inc. acquired all outstanding shares of Prime Air Inc. (a Canadian Corporation) in exchange for shares of its capital stock on a .787796 to 1 basis, thereby providing the shareholders of Prime Air inc. with 90% of the outstanding capital stock of Astro Enterprises, Inc. Astro Enterprises, Inc. then changed its name to Prime Air, Inc. Upon incorporation of the Delaware company, the Utah Corporation was dissolved on May 15, 1995.

On November 10, 1996, Prime Air Inc (a Nevada corporation) was formed, the purpose of which will be to change the domicile of the Company to the State of Nevada. Prime Air Inc (Nevada) is a wholly-owned subsidiary of Prime Air Inc (Delaware); however, to December 31, 1996 it has engaged in no activities except in relation to the organization of that entity.

These consolidated financial statements include the accounts of the Company and its wholly-owned operating subsidiary, Prime Air Inc. (the Canadian Corporation)

2. Nature of Operations/Going Concern Considerations

The Company is presently in its developmental stage and currently has minimal sources of revenue to provide incoming cash flows to sustain future operations. The company=s present activities relate to the construction and ultimate exclusive operation of an international passenger and cargo air terminal facility in the Village of Pemberton, British Columbia and the operation of scheduled flight services between that facility and certain major centers in Canada and the United States in conjunction with Voyageur Airways Limited. Terminal building construction was substantially completed in May 1996. The future successful operation of the company is dependent upon its ability to obtain the financing required to complete the terminal construction and commence operation thereof on an economically viable basis.

These consolidated financial statements have been prepared on a Agoing concern@ basis which assumes the Company will be able to realize its assets, obtain the required financing and discharge its liabilities and commitments in the normal course of business.

3. Significant Accounting Policies

     Capital Assets


          Air Terminal Construction Costs:Expenditures relating directly to the construction of the air terminal facility and related engineering and design have been recorded in the accounts of the Company at cost, net of amortization thereof which is provided on a straight-line basis over the 30 year term of the property lease.

                                 PRIME AIR INC.
                         (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

3. Significant Accounting Policies (continued)

          Furniture and Equipment: Furniture and equipment are stated at cost, net of amortization which is provided for at the rate of 20% per annum on the declining balance basis.

     Reporting Currency

     All amounts in these consolidated financial statements are reported in U.S. funds being converted from Canadian funds where applicable at the average annual rate as posted by the Internal Revenue Service of the United States as follows:
          1996:     $ 0.7334 U.S. / $ 1. CDN
          1995:     $ 0.7284 U.S. / $ 1. CDN

4. Notes and Advances Payable

The notes and advances payable are unsecured, non-interest bearing and are without specific terms of repayment.

5. Related Party Transactions

During the year ended December 31, 1996, the Company paid no remuneration to any director (period ended December 31, 1995: $16,265).
A director has advanced funds to the Company in the amount of $ 18,189 to December 31, 1996. These advances are unsecured, non-interest bearing and are without specific terms of repayment.

6. Capital Stock
     Authorized:
          25,000,000 common shares with a stated par value
               of $ .001/share
            3,000,000 preferred cumulative convertible shares
               with a stated par value of $ .001/share

     Common Shares Issued:
                                        Number of Shares     Consideration

     To August 31, 1993
          - for cash                         300,000        $          300
     Prime Air Inc. share exchange
          - June 28, 1994                 2,700,000                350,296
     During year ended December 31, 1995
          - for cash                        562,550                131,756
     Balance at December 31, 1995         3,562,550                482,352
6. Capital Stock (continued)
                                        Number of Shares     Consideration

     During year ended December 31, 1996
          - for cash                      1,510,558              755,279
          - consulting and related services1,483,673               1,483
                                           2,994,231             756,762

     Balance, December 31, 1996            6,556,781     $    1,239,114


The directors of the Company have authorized the issue of up to a further 500,000 common shares in the form of a director, officer and employee stock options at a price to be determined. The granting of these options is subject to the receipt of regulatory approval.

In July, 1996, management of the Company voluntarily halted trading of its common shares based upon the conclusion that information concerning the history of the Company provided by former management may not have been complete. The Company is in the process of preparing a registration statement in connection with the proposed change of domicile (referred to in Note 1) to register all of the outstanding common shares of capital stock in the Company.

7. Commitment to Issue Shares

The major supplier of flight operations services to the Canadian subsidiary corporation agreed to settle a portion of its outstanding account through the receipt of free-trading common shares of capital stock of the company. The amount settled of $54,791 represents 109,582 common shares issued at a deemed price of $ 0.50/share and is reflected in the Balance Sheet of the Company at December 31, 1996 as a _commitment to issue shares_. The shares were subsequently issued in 1997.
8. Lease Commitment

The Canadian subsidiary corporation has entered into an Airport Lease and Operating Agreement with The Corporation of The Village of Pemberton in British Columbia whereby it has been granted an exclusive and irrevocable lease over the lands and airport facilities associated with the Pemberton Airport. The term of the Lease and Operating Agreement, including extension options relating thereto, is for a total of 30 years with Terminal Rent payable as follows:

       $100 per annum for the initial six (6) years; and thereafter

       5% of gross receipts per annum derived from the operation of the Terminal Facilities, excluding amounts received in connection with the sale of airline tickets and other forms of transportation.
















                               PRIME AIR, INC.
                        (a development stage company)

                             Financial Statements

                              December 31, 1996







                               C O N T E N T S


Independent Auditors' Report ..............................................  3

Balance Sheet..............................................................  4

Statement of Operations ...................................................  5

Statement of Stockholders' Equity..........................................  6

Statement of Cash Flows ...................................................  7

Notes to the Financial Statements .........................................  8






                         INDEPENDENT AUDITORS' REPORT






To the Board of Directors and Stockholders
Prime Air, Inc.

We have audited the accompanying balance sheet of Prime Air, Inc.
(a Nevada Corporation) (a development stage company) as of December 31, 1996 and the related statement of operations, stockholders' equity and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Air, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.






Salt Lake City, Utah
April 23, 1997
                               Prime Air, Inc.
                        (a development stage company)
                                Balance Sheet
                              December 31, 1996


                                    ASSETS

CURRENT ASSETS
   Cash                                                        $           10


     Total Current Assets                                                  10




OTHER ASSETS
   Organizational costs (Note 1)                                          652


     TOTAL ASSETS                                              $          662



                       LIABILITIES AND STOCKHOLDERS' EQUITY



CURRENT LIABILITIES

   Accounts payable - related party (Note 2)                   $          525
   Accrued expenses                                                       500


     Total Current Liabilities                                          1,025


STOCKHOLDERS' EQUITY
   Preferred stock, 5,000,000 shares
    at $.001 par value; 0 shares outstanding                                -
   Common stock, authorized 50,000,000 shares
    at $.001 par value; 10  shares  issued
    and outstanding                                                         1
   Capital in excess of par value                                           9
   Retained deficit (accumulated during
    the development stage)                                               (373)


     Total Stockholders' Equity                                          (363)


     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $          662



                                 Prime Air, Inc.
                          (a development stage company)
                             Statement of Operations
                       For the Period Ended December 31, 1996



REVENUE

     Total Revenue                                                          -



EXPENSES

General and Administrative Expense                                        373


     Total Expenses                                                       373


Net (loss) before provision
 for taxes                                                               (373)

   Provision for Taxes (Note 1)                                             -


Net income (loss)                                                $       (373)



Loss Per Share (Note 1)                                          $         37



Average shares outstanding                                                 10



                                  Prime Air, Inc.
                           (a development stage company)
                         Statement of Stockholders' Equity



                                                Capital in
                             Common Stock        Excess of       Retained
                         Shares      Amount     Par Value       (Deficit)
Balance, November 8, 1996    -       $    -     $      -        $      -

Issuance of shares for cash
at $1 per share                 10            1           9              -

(Net loss) for the year       -            -             -            (373)

Balance, June 30, 1996         10             1           9            (373)

                                 Prime Air, Inc.
                          (a development stage company)
                             Statement of Cash Flows
                      For the Period Ended December 31, 1996

CASH FLOWS FROM
 OPERATING ACTIVITIES

 Net income (loss)                                 $      (373)
 Items not requiring cash flow:
  Amortization                                              23
  Increase in accrued expenses and
   accounts payable                                      1,025


    Net Cash (Used) by
      Operating Activities                                 675


CASH FLOWS FROM
 INVESTING ACTIVITIES                                        -

  Cash paid for:
   Organization costs                                     (675)


     Net cash (used) by
      Investing Activities                                (675)


CASH FLOWS FROM
 FINANCING ACTIVITIES

  Issuance of common stock                                  10

     Net Cash provided by
      Financing Activities                         $        10


NET INCREASE (DECREASE) IN CASH                    $        10

CASH AT BEGINNING OF PERIOD                                  -


CASH AT END OF PERIOD                              $        10


 Supplemental Cash Flow Information
  Cash paid for:
    Interest                                       $         -
    Taxes                                                    -

                                                   $         -



                               Prime Air, Inc.
                        (a development stage company)
                Notes to the Consolidated Financial Statements

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The Company was incorporated in the State of Nevada on November 8, 1996 as a wholly owned subsidiary of Prime Air, Inc. (Delaware). It is the intention of management of Prime Air, Inc. (Delaware) to merge with Prime Air, Inc. (Nevada) to effect a change of domicile to Nevada.

       Loss Per Share


       The computations of loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements.

       Provision for Income Taxes


       No federal income tax liabilities have been accrued due to recurring net operating losses of the Company.

       As of December 31, 1996, the Company has accumulated net operating losses of approximately $350. These losses can be used to offset future earnings but will expire beginning in the year 2011.

       The estimated value of any future benefits from any net operating loss carryforwards are not measurable due to the uncertainty of any future operating profits.
       Cash and Cash Equivalents


       For the purposes of the statements of cash flows, cash and cash equivalents are defined as demand deposits at banks and certificates of deposits with maturities less than three months.

       Organization Costs


       Organization costs of the Company are being amortized over 60 months. Total amortization costs for the period were $23.

       Development Stage Company


       The Company has yet to fully develop any material income from its stated primary objective and it is classified as a development stage company. All income, expenses, cash flows and stock transactions are reported since inception (November 8, 1996).

NOTE 2  - RELATED PARTY TRANSACTIONS

       During the year, the parent corporation has provided loans for operating cash for the organization of the Company. Total loans made to the Company during the year was $525. The loans are non-interest bearing and payable on demand.


















                               PRIME AIR, INC.
                        (a Development Stage Company)

                        Proforma Financial Statements
                              December 31, 1996



                               PRIME AIR, INC.
                        (A Development Stage Company)
                     PROFORMA CONSOLIDATED BALANCE SHEETS
                         (all figures in US dollars)
                              December 31, 1996
              (with comparative figures as of December 31, 1995)


                                    ASSETS


                                                       1996        1995

Current Assets
 Cash and short-term deposits                    $    101,324  $     4,575
 Share subscriptions receivable                         7,333        7,284
 Prepaid expenses and deposit                          12,592        1,093
 GST receivable

                                                      172,457       29,964

Capital assets
 All terminal construction costs                      618,186      313,146
 Furniture and equipment

                                                      620,208      314,370
Other assets
 Organizational expenses

                                                  $



                     LIABILITIES AND SHAREHOLDERS= EQUITY
Current Liabilities
 Accounts payable and accruals                    $   104,408  $   230,803
 Notes and advances payable (Note 4)                   16,400       10,926
 Due to director (Note 5)                              18,189       21,060

                                                      138,997  $   262,789
Stockholders= Equity
Preferred stock, 5,000,000 shares
 authorized, $.001 par value authorized,
 0 shares issued                                         -               -
Common stock, 50,000,000 shares
 authorized, $.001 par value, 6,556,791 and
3,562,550 shares issued and outstanding                 6,557        3,562
Additional paid in capital                          1,232,567    4,878,789
Commitment to issue shares (Note 7)                    54,791            -
Accumulated deficit during development stage         (639,595)    (400,806)
                                                      654,320       81,545
                                                      793,317      344,334






                               PRIME AIR, INC.
                        (A Development Stage Company)
                PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                         (all figures in US dollars)
                     For the year ended December 31, 1996
       (With comparative figures for the year ended December 31, 1995)


                                                        1996        1995
Direct Costs
 Flight operations                                  $ 114,720    $       -

Administrative and General
 Audit and accounting                                  10,140       11,967
 Advertising                                            9,017           77
 Amortization                                          21,832          306
 Automotive                                                 -        4,369
 Consulting fees                                        7,506         (426)
 Exchange on conversion of funds                       (5,581)        (564)
 Insurance                                              6,342            -
 Interest and service charges                           7,547          249
 Legal                                                 25,610            -
 Management remuneration                                    -       16,265
 Office and general                                     5,728       11,319
 Promotion and entertainment                            2,702        7,649
 Rent                                                   2,399        4,095
 Telephone and utilities                               14,865        7,385
 Transfer agent                                         7,149        4,080
 Travel

                                                     (126,428)     (71,266)
Interest income                                         2,359         -


Net loss for year                                   $(238,789) $   (71,266)


Average outstanding shares                          5,069,666    3,291,275


Net loss per common share                                (.05)        (.02)





                               PRIME AIR, INC.
                        (A Development Stage Company)
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                         (all figures in US dollars)
                     For the year ended December 31, 1996
       (With comparative figures for the year ended December 31, 1995)




                                                       1996        1995
NET INFLOW (OUTFLOW) OF CASH RELATED
 TO THE FOLLOWING ACTIVITIES

OPERATING
 Net loss                                           $(238,789) $   (71,266)
 Non-cash charge-amortization

                                                     (216,957)     (70,960)

 Change in non-cash working capital
   balances relating to operations



FINANCING
 Notes and advances payable                             5,474        7,279
 Due to director                                       (2,871)      21,060
 Issue of capital stock                               756,773      131,755
 Commitment to issue shares




INVESTING
 Acquisition of capital assets and other assets      (328,322)    (302,017)


NET CASH INFLOW (OUTFLOW)                              96,749       (4,294)

CASH, BEGINNING OF YEAR                                 4,575        8,869


CASH, END OF YEAR                                     101,324        4,575



                               PRIME AIR, INC.
                        (A Development Stage Company)
             NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                              December 31, 1996

1.  Proforma Financial Statements

     The proforma financial statements of Prime Air, Inc. (Nevada) are presented to show the results of a proposed merger between Prime Air, Inc. (Delaware) and Prime Air, Inc. (Nevada). The proposed merger between the two companies is presented in the A Plan and Agreement of Merger dated March 10, 1997. The merger documents call for a stock for stock exchange of Prime Air, Inc. (Delaware) for Prime Air, Inc. (Nevada), the latter being the surviving corporation.

     The financial statements are presented as if 100% of the stock were exchanged.

     The financial statements are presented as if the companies were merged as of December 31, 1996 with comparable figures for December 31, 1995.

2.  Incorporation and Principles of Consolidation

     Prime Air, Inc. (Delaware) was incorporated under the laws of the State of Delaware, USA on April 4, 1995 and acquired all of the assets, liabilities and shareholders of a previous Utah Corporation of the same name. The Utah Corporation was Incorporated on August 30, 1993 as Astro Enterprises, Inc. On June 28, 1994, pursuant to appropriate shareholder agreements, Astro Enterprises, Inc. acquired all of the outstanding shares of Prime Air, Inc. (a Canadian Corporation) in exchange for shares of its capital stock on a .787796 to 1 basis, thereby providing the shareholders of Prime Air, Inc. with 90% of the outstanding capital stock of Astro Enterprises, Inc. Astro Enterprises, Inc. then changed its name to Prime Air, Inc. Upon incorporation of the Delaware Company, the Utah Corporation was dissolved on May 15, 1995.

     On November 10, 1995, Prime Air, Inc. (a Nevada corporation) was formed, the purpose of which will be to change the domicile of the Company to the State of Nevada. Prime Air, Inc. (Nevada) is a wholly-owned subsidiary of Prime Air, Inc. (Delaware); however, to December 31, 1996 it has engaged in no activities except in relation to the organization of that entity.

     These consolidated financial statements include the accounts of the Company and its wholly-owned operating subsidiary, Prime Air, Inc. (the Canadian Corporation).

3.  Nature of Operations/Going Concern Considerations

     The Company is presently in its developmental stage and currently has minimal sources of revenue to provide incoming cash flows to sustain future operations. The Company=s present activities relate to the construction and ultimate exclusive operation of an international passenger and cargo air terminal facility in the Village of Pemberton, British Columbia and the operation of scheduled flight services between that facility and certain major centers in Canada and the United States in conjunction with Voyageur Airways Limited. Terminal building construction was substantially completed in May 1996. The future successful operation of the Company is dependent upon its ability to obtain the financing required to complete the terminal construction and commence operation thereof on an economically viable basis.
                               PRIME AIR, INC.
                        (A Development Stage Company)
             NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                              December 31, 1996

4.  Significant Accounting Policies

     Capital Assets


          Air Terminal Construction Costs:  Expenditures relating directly to the construction of the air terminal facility and related engineering and design have been recorded in the accounts of the Company at cost, net of amortization thereof which is provided on a straight-line basis over the 30 year term of the property lease.

          Furniture and Equipment:  Furniture and equipment are stated at cost,

     net of amortization which is provided at the rate of 20% per annum on the declining balance basis.

          Reporting Currency  All amounts in these consolidated financial statements are reported in U.S. funds being converted from Canadian funds were applicable at the average annual rate as posted by the Internal Revenue Service of the United States as follows:

                      1996:   $0.7334 U.S./ $1. CDN
                      1995:   $0.7284 U.S./ $1. CDN

5.  Notes and Advances Payable

     The notes and advances payable are unsecured, non-interest bearing and are without specific terms of repayment.

6.  Related Party Transactions

     During the year ended December 31, 1996, the Company paid no remuneration to any director (period ended December 31, 1995: $16,265).

     A director has advanced funds to the Company in the amount of $18,169 to December 31, 1996. These advances are unsecured, non-interest bearing and are without specific terms of repayment.

7.  Capital Stock

     The directors of the Company have authorized the issue of up to 500,000 common shares in the form of a director, officer and employee stock options at a price to be determined. The granting of these options is subject to the receipt of regulatory approval.

     In July 1996, management of the Company voluntarily halted trading of its common shares based upon the conclusion that information concerning the history of the Company provided by former management may not have been complete. The Company is in the process of preparing a registration statement in connection with the proposed change of domicile (referred to in Note 1) to register all of the outstanding common shares of capital stock of the Company.
                               PRIME AIR, INC.
                        (A Development Stage Company)
             NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                              December 31, 1996

8.  Commitment to Issue Shares

     The major supplies of flight operations services to the Canadian subsidiary corporation agreed to settle a portion of the outstanding account through the receipt of free-trading common shares of capital stock of the Company. The amount settled of $54,971 represents 109,582 common shares issued at a deemed price of $0.50/share and is reflected in the Balance Sheet of the Company at December 31, 1995 as a _commitment to issue shares_. The shares were subsequently issued in 1997.

9.  Lease Commitment

     The Canadian subsidiary corporation has entered into an Airport Lease and Operating Agreement with The Corporation of the Village of Pemberton in British Columbia whereby it has been granted an exclusive and irrevocable lease over the lands and airport facilities associated with the Pemberton Airport. The term of the Lease and Operating Agreement, including extension options relating thereto, is for a total of 30 years with Terminal Rent payable as follows:

               -  $100 per annum for the initial six (6) years; and thereafter

               - 5% of gross receipts per annum derived from the operation of the Terminal Facilities, excluding amounts received in connection with the sale of airline tickets and other forms of transportation.
                                 APPENDIX "A"
                         PLAN AND AGREEMENT OF MERGER
                                      OF
                               PRIME AIR, INC.
                           (A Delaware Corporation)
                                     INTO
                               PRIME AIR, INC.
                            (A Nevada Corporation)

     Plan and Agreement of Merger (hereinafter called "Agreement of Merger") dated this 10th day of March 1997, by and between Prime Air, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as "Prime Air (Del)") and Prime Air, Inc., a corporation organized and existing under the laws of the State of Nevada (hereinafter sometimes referred to as "Prime Air (NV)"). These two parties are herein sometimes referred to collectively as the "merging corporations," witnesseth:

     WHEREAS, Prime Air (Del) wishes to merge into Prime Air (NV); and

     WHEREAS, Section 251 of the Delaware General Corporation Law and Section 92A.190 of the Nevada Revised Statutes each authorizes the merger of Prime Air
(Del) and Prime Air (NV);

     NOW, THEREFORE, the merging corporations have agreed, and do hereby agree, each with the other in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained and in accordance with the laws of the States of Delaware and Nevada, that Prime Air (Del) and Prime Air
(NV) be merged into a single corporation and that Prime Air (NV) shall be the continuing and surviving corporation and do hereby agree upon and prescribe that the terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the presently outstanding shares of Prime Air (Del) into the shares of Prime Air (NV) are and shall be hereinafter set forth:

                                  Article I

   Manner of Conversion of Shares; Assumption of Stock Options and Warrants


     (a) The manner and basis of converting the shares of Prime Air (Del) into shares of Prime Air (NV) are as follows: at the effective time of the merger, each share of common stock of Prime Air (Del) shall thereupon be converted into one share of Prime Air (NV). Each holder of outstanding common stock of Prime Air (Del) upon surrender to Prime Air (NV) of one or more certificates for such shares for cancellation shall be entitled to receive one or more certificates for the number of shares of common stock of Prime Air (NV) represented by the certificates of Prime Air (Del) so surrendered for cancellation by such holder. Until so surrendered, each such certificate representing outstanding shares of common stock of Prime Air (Del) shall represent the ownership of the appropriate number of shares of Prime Air (NV) for all corporate and legal purposes.
     (b) The obligations of Prime Air (Del) pursuant to warrants and options to sell shares of common stock which are unexercised at the effective time will be assumed by Prime Air (NV) and such warrants and options will thereafter be exercisable for shares of common stock of Prime Air (NV) on the basis of the conversion ratio set forth in subparagraph (a) above. Except for the substitution of shares described above, all of the terms and provisions of such assumed warrants and options shall remain unchanged.

                                  Article II

                                Effective Time


     The effective time of the merger shall be upon the latter of the filing of the Agreement of Merger (or a certificate in lieu thereof) in accordance with
Section 251 of the Delaware General Corporation Law with the Secretary of State of Delaware and the filing of the Agreement of Merger (or a certificate in lieu thereof) in accordance with Section 92A.240 of the Nevada Revised Statutes with the Secretary of State of Nevada. Prior to said date, this Agreement of Merger shall (1) have been submitted to and approved by the board of directors of each of the merging corporations; and (2) have been approved by the stockholders of each of the merging corporations in accordance with law.

                                 Article III

                               Effect of Merger


     When the merger shall have been effected:

     The merging corporations shall be a single corporation.

     The separate existence of Prime Air (Del) shall cease.
     Prime Air (NV) shall have all rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under Nevada law.

     Prime Air (NV) shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature of each of the merging corporations and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the merging corporations shall be taken and deemed to be transferred to and vested in Prime Air (NV) without further act or deed, and the title to any real estate or any interest therein vested in either of the merging corporations shall not revert or be in any way impaired by reason of the merger.

     Prime Air (NV) shall thenceforth be responsible and liable for all the liabilities and obligations of each of the merging corporations and any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if such merger had not taken place, or Prime Air (NV) may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by reason of the merger.

     After the effective time of the merger, the earned surplus of Prime Air
(NV) shall equal the aggregate of the earned surpluses of the merging corporations immediately prior to the effective time of the merger. The earned surplus determined as above provided shall continue to be available for payment of dividends by Prime Air (NV).
     Except as amended herein, the certificate of incorporation of Prime Air
(NV) as in effect on the date of the merger provided for in this Agreement of Merger, shall continue in full force and effect as the certificate of incorporation of the corporation surviving this merger.

     The bylaws of Prime Air (NV) as they shall exist on the effective date of this Agreement of Merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     The directors and officers of Prime Air (NV) shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. Prime Air (NV) shall assume the existing employment agreements of Prime Air (Del) with its officers at the effective date.

                                  Article IV

            Service of Process; Rights of Dissenting Shareholders


     Prime Air (NV) hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Prime Air (Del), and in any proceeding for the enforcement of any obligation of Prime Air (NV) arising from this merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware General Corporation Law. Prime Air (NV) irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such proceeding. The address to which a copy of the process may be mailed is 8598 112 Street, Ft. Saskatchewan, Alberta, Canada T8L 3V8. Prime Air (NV) will promptly pay to the shareholders of Prime Air (Del) the amount, if any, to which they shall be entitled under the provisions of Section 262 of Title 8 of the Delaware General Corporation Law with respect to the rights of shareholders demanding appraisal of the fair value of their shares.

                                  Article V

                                 Termination


     (a) If, at any time prior to the effective date hereof, events or circumstances occur which in the opinion of a majority of the board of directors of either constituent corporation renders it inadvisable to consummate the merger, this Agreement of Merger shall not become effective even though previously adopted by the shareholders of the corporation as herein before provided. The filing of the merger documents shall conclusively establish that no action to terminate this plan has been taken by the board of directors of either corporation.

     (b) Prime Air (NV) shall have the right to terminate this Agreement of Merger if shareholders of Prime Air (Del) owning in excess of five percent (5%) of the outstanding shares of common stock of Prime Air (Del) shall exercise their appraisal rights pursuant to the provisions of Section 262 of Title 8 of the Delaware General Corporation Law. The filing of the merger documents by Prime Air (NV) shall conclusively establish that no action to terminate this plan has been taken by the board of directors of such entity.
                                  Article VI

                                  Amendment


     The boards of directors of the constituent corporations may amend this Agreement of Merger at any time prior to the filing of the Agreement of Merger (or a certificate in lieu thereof) with the State of Delaware or the State of Nevada, provided that an amendment made subsequent to the adoption of the Agreement of Merger by the stockholders of any constituent corporation shall not
(1) alter or change the amount of any kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, except to correct manifest error as may be permitted by law; (2) alter or change any term of the certificate of incorporation of the surviving corporation to be effected by the merger; or (3) alter or change any of the other terms and conditions of the Agreement of Merger if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

     IN WITNESS WHEREOF, Prime Air (NV) and Prime Air (Del) have caused this Plan and Agreement of Merger to be signed by their respective presidents and secretaries in accordance with the requirements of Section 92A.230 of the Nevada Revised Statutes and Section 251 of the Delaware General Corporation Law, all as of the day and year first above written.

                                                               Prime Air, Inc.
Attest:
      (A Delaware Corporation)



/s/ Gregory Duffy

By/s/ Royle Smith



Gregory Duffy, Secretary
Royle Smith, President


                                                  Prime Air, Inc.
Attest:                                           (A Nevada Corporation)



/s/ Gregory Duffy                                 By/s/ Royle Smith

Gregory Duffy, Secretary                          Royle Smith, President
262. Appraisal Rights

     (a) Any stockholder of a corporation of this State who holds shares of common stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word _stockholder_ means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words _stock_ and _share_ mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words _depository receipt_ mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263, 264 of this Chapter;

     (1) provided, however that no appraisal rights under this Section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this Chapter.

     (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 257, 263 and 264 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (i) and
     (ii); or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares, or fractional depository receipts described in the foregoing clauses (i), (ii) and (iii) of this subsection.

     (3) In the event of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this Chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and (e), shall apply as nearly as practicable.
                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

     Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons' conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

     Article VI of the Company's Bylaws provides that the corporation shall indemnify its directors, officers, agents and other persons to the full extent permitted by the laws of the State of Nevada.

Item 21. Exhibits and Financial Statement Schedules

     The exhibits set forth in the following index of exhibits are filed as a part of this registration statement.

     Exhibit No.                Description of Exhibit                Page


      2.1                       Plan and Agreement of Merger

      3.1                       Articles of Incorporation

      3.2                       Bylaws of the Company currently in effect

      5.1                       Opinion on Legality

      8.1                       Opinion on Tax Matters

     10.1 Airport Lease and Operating Agreement, as amended

     10.2                       Employment Agreement with Blaine Haug

     10.3                       Employment Agreement with Royle Smith

     10.4                       Consulting Agreement with Siverthorn
                                Investments, Ltd.

     23.1                       Consent of Independent Auditors

     23.2 Consent of Counsel (contained in Exhibit 5 above).
Item 22.  Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pemberton, British Columbia, Canada, on the 13th day of May 1997.

                                         PRIME AIR, INC.




                                         By:

                                          Royle Smith, President


                                         By

                                             Blaine Haug, Chief Executive
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




By:                                                            May 13, 1997
            Blaine Haug, Director



By:                                                            May 13, 1997
            John Eberhard, Director



By:                                                            May 13, 1997
            Greg Duffy, Principal Financial and
             Accounting Officer
                         PLAN AND AGREEMENT OF MERGER
                                      OF
                               PRIME AIR, INC.
                           (A Delaware Corporation)
                                     INTO
                               PRIME AIR, INC.
                            (A Nevada Corporation)

     Plan and Agreement of Merger (hereinafter called "Agreement of Merger") dated this 10th day of March 1997, by and between Prime Air, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as "Prime Air (Del)") and Prime Air, Inc., a corporation organized and existing under the laws of the State of Nevada (hereinafter sometimes referred to as "Prime Air (NV)"). These two parties are herein sometimes referred to collectively as the "merging corporations," witnesseth:

     WHEREAS, Prime Air (Del) wishes to merge into Prime Air (NV); and

     WHEREAS, Section 251 of the Delaware General Corporation Law and Section 92A.190 of the Nevada Revised Statutes each authorizes the merger of Prime Air
(Del) and Prime Air (NV);

     NOW, THEREFORE, the merging corporations have agreed, and do hereby agree, each with the other in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained and in accordance with the laws of the States of Delaware and Nevada, that Prime Air (Del) and Prime Air
(NV) be merged into a single corporation and that Prime Air (NV) shall be the continuing and surviving corporation and do hereby agree upon and prescribe that the terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the presently outstanding shares of Prime Air (Del) into the shares of Prime Air (NV) are and shall be hereinafter set forth:

                                  Article I

   Manner of Conversion of Shares; Assumption of Stock Options and Warrants


     (a) The manner and basis of converting the shares of Prime Air (Del) into shares of Prime Air (NV) are as follows: at the effective time of the merger, each share of common stock of Prime Air (Del) shall thereupon be converted into one share of Prime Air (NV). Each holder of outstanding common stock of Prime Air (Del) upon surrender to Prime Air (NV) of one or more certificates for such shares for cancellation shall be entitled to receive one or more certificates for the number of shares of common stock of Prime Air (NV) represented by the certificates of Prime Air (Del) so surrendered for cancellation by such holder. Until so surrendered, each such certificate representing outstanding shares of common stock of Prime Air (Del) shall represent the ownership of the appropriate number of shares of Prime Air (NV) for all corporate and legal purposes.
     (b) The obligations of Prime Air (Del) pursuant to warrants and options to sell shares of common stock which are unexercised at the effective time will be assumed by Prime Air (NV) and such warrants and options will thereafter be exercisable for shares of common stock of Prime Air (NV) on the basis of the conversion ratio set forth in subparagraph (a) above. Except for the substitution of shares described above, all of the terms and provisions of such assumed warrants and options shall remain unchanged.

                                  Article II

                                Effective Time


     The effective time of the merger shall be upon the latter of the filing of the Agreement of Merger (or a certificate in lieu thereof) in accordance with
Section 251 of the Delaware General Corporation Law with the Secretary of State of Delaware and the filing of the Agreement of Merger (or a certificate in lieu thereof) in accordance with Section 92A.240 of the Nevada Revised Statutes with the Secretary of State of Nevada. Prior to said date, this Agreement of Merger shall (1) have been submitted to and approved by the board of directors of each of the merging corporations; and (2) have been approved by the stockholders of each of the merging corporations in accordance with law.

                                 Article III

                               Effect of Merger


     When the merger shall have been effected:

The merging corporations shall be a single corporation.

     The separate existence of Prime Air (Del) shall cease.
     Prime Air (NV) shall have all rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under Nevada law.

     Prime Air (NV) shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature of each of the merging corporations and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the merging corporations shall be taken and deemed to be transferred to and vested in Prime Air (NV) without further act or deed, and the title to any real estate or any interest therein vested in either of the merging corporations shall not revert or be in any way impaired by reason of the merger.

     Prime Air (NV) shall thenceforth be responsible and liable for all the liabilities and obligations of each of the merging corporations and any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if such merger had not taken place, or Prime Air (NV) may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by reason of the merger.

     After the effective time of the merger, the earned surplus of Prime Air
(NV) shall equal the aggregate of the earned surpluses of the merging corporations immediately prior to the effective time of the merger. The earned surplus determined as above provided shall continue to be available for payment of dividends by Prime Air (NV).
     Except as amended herein, the certificate of incorporation of Prime Air
(NV) as in effect on the date of the merger provided for in this Agreement of Merger, shall continue in full force and effect as the certificate of incorporation of the corporation surviving this merger.

     The bylaws of Prime Air (NV) as they shall exist on the effective date of this Agreement of Merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     The directors and officers of Prime Air (NV) shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. Prime Air (NV) shall assume the existing employment agreements of Prime Air (Del) with its officers at the effective date.

                                  Article IV

            Service of Process; Rights of Dissenting Shareholders


     Prime Air (NV) hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Prime Air (Del), and in any proceeding for the enforcement of any obligation of Prime Air (NV) arising from this merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware General Corporation Law. Prime Air (NV) irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such proceeding. The address to which a copy of the process may be mailed is 8598 112 Street, Ft. Saskatchewan, Alberta, Canada T8L 3V8. Prime Air (NV) will promptly pay to the shareholders of Prime Air (Del) the amount, if any, to which they shall be entitled under the provisions of Section 262 of Title 8 of the Delaware General Corporation Law with respect to the rights of shareholders demanding appraisal of the fair value of their shares.

                                  Article V

                                 Termination


     (a) If, at any time prior to the effective date hereof, events or circumstances occur which in the opinion of a majority of the board of directors of either constituent corporation renders it inadvisable to consummate the merger, this Agreement of Merger shall not become effective even though previously adopted by the shareholders of the corporation as herein before provided. The filing of the merger documents shall conclusively establish that no action to terminate this plan has been taken by the board of directors of either corporation.

     (b) Prime Air (NV) shall have the right to terminate this Agreement of Merger if shareholders of Prime Air (Del) owning in excess of five percent (5%) of the outstanding shares of common stock of Prime Air (Del) shall exercise their appraisal rights pursuant to the provisions of Section 262 of Title 8 of the Delaware General Corporation Law. The filing of the merger documents by Prime Air (NV) shall conclusively establish that no action to terminate this plan has been taken by the board of directors of such entity.
                                  Article VI

                                  Amendment


     The boards of directors of the constituent corporations may amend this Agreement of Merger at any time prior to the filing of the Agreement of Merger (or a certificate in lieu thereof) with the State of Delaware or the State of Nevada, provided that an amendment made subsequent to the adoption of the Agreement of Merger by the stockholders of any constituent corporation shall not
(1) alter or change the amount of any kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, except to correct manifest error as may be permitted by law; (2) alter or change any term of the certificate of incorporation of the surviving corporation to be effected by the merger; or (3) alter or change any of the other terms and conditions of the Agreement of Merger if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

     IN WITNESS WHEREOF, Prime Air (NV) and Prime Air (Del) have caused this Plan and Agreement of Merger to be signed by their respective presidents and secretaries in accordance with the requirements of Section 92A.230 of the Nevada Revised Statutes and Section 251 of the Delaware General Corporation Law, all as of the day and year first above written.

                                                               Prime Air, Inc.
Attest:
      (A Delaware Corporation)



/s/ Gregory Duffy                                 By/s/ Royle Smith


Gregory Duffy, Secretary                          Royle Smith, President


                                                    Prime Air, Inc.
Attest:                                           (A Nevada Corporation)



/s/ Gregory Duffy                                 By/s/ Royle Smith

Gregory Duffy, Secretary                          Royle Smith, President



                          ARTICLES OF INCORPORATION

                                      OF

                               PRIME AIR, INC.



     The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:


                                  Article I

                                     Name


     The name of the corporation is Prime Air, Inc.


                                  Article II

                                   Duration


     The duration of the corporation is perpetual.


                                 Article III
                                   Purposes


     The purpose for which this corporation is organized is to engage in the establishment and operation of passenger and cargo terminals for commuter air services, and to transact any lawful business, or to promote or conduct any legitimate object or purpose, under and subject to the laws of the State of Nevada.


                                  Article IV

                                Capitalization
     Section 1. The stock of the corporation is divided into two classes, namely: common stock in the amount of fifty million (50,000,000) shares of the par value of $.001 each and preferred stock in the amount of five million (5,000,000) shares of the par value of $.001 each. The board of directors shall have authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the board of directors from time to time thereafter, may be increased except when otherwise provided by the board of directors in creating such series, or may be decreased but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.

     Section 2. The shareholders shall have no preemptive rights to acquire any shares of this corporation.

     Section 3. The stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.


                                  Article V

                         Registered Agent and Office


     The street and mailing address of the initial registered office of the corporation is 1 East First Street, Reno, Nevada 89501, and the name of the registered agent of the corporation at that address is The Corporation Trust Company of Nevada.

                                  Article VI

                                  Directors


     The corporation shall be governed by a Board of Directors and shall have not less than one (1) nor more than seven (7) directors as determined, from time to time, by the Board of Directors. The original Board of Directors shall be comprised of one (1) person. The name and address of the person who is to serve as director until the first annual meeting of shareholders and until his successor is elected and shall qualify is as follows:

                                         Ronald N. Vance
                                         57 West 200 South
                                         Suite 310
                                         Salt Lake City, UT  84101


                                 Article VII

                           Limitation of Liability


     No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions in violation of NRS 78.300.

                                 Article VIII

                                 Incorporator


     The name and address of the incorporator is:

                                         Ronald N. Vance
                                         57 West 200 South
                                         Suite 310
                                         Salt Lake City, UT  84101


     Dated this 6th day of November 1996.





                                                   Ronald N. Vance


State of Utah                                               )
                                                            )  ss.
County of Salt Lake                                                  )

     On the 6th day of November 1996, personally appeared before me, a Notary Public, Ronald N. Vance who acknowledged that he had executed the foregoing Articles of Incorporation of Prime Air, Inc.

                                         Notary Public




                               PRIME AIR, INC.

                                    BYLAWS






                              ARTICLE I--OFFICES

Section 1.1  Office


     The principal office of the corporation within the State of Nevada shall be located at such place as shall be designated by the Board of Directors.

Section 1.2  Other Offices


     The corporation may also have such other offices, either within or without the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.


                           ARTICLE II--STOCKHOLDERS

Section 2.1  Annual Meeting
     An annual meeting of the stockholders, for the selection of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at a location and at such time each year as designated by the Board of Directors.

Section 2.2  Special Meetings


     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the Chairman of the Board, the chief executive officer, or their holders of not less than one-tenth of all the shares entitled to vote at the meeting, and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 2.3  Notice of Meetings
     Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the laws of the State of Nevada or the Articles of Incorporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.4  Quorum


     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 2.5  Organization


     The Chairman of the Board, or in his absence the president of the company, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Chairman or the president, such person as the Board of Directors may have designated or, in the absence of such a person, the next highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.6  Conduct of Business


     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 2.7  Proxies and Voting


     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.
     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stohe procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law, the Articles of Incorporation, or these Bylaws.

Section 2.8  Stock List


     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.9  Participation in Meetings by Conference Telephone


     Any action, except the election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided:

     That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and

That this general provision shall not supersede any specific provision for action by written consent required by law.


                       ARTICLE III--BOARD OF DIRECTORS

Section 3.1  Number and Term of Office
     The number of directors who shall constitute the whole board shall be such number not less than one (1) nor more than seven (7) as the Board of directors shall at the time have designated. Each director shall be selected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

     Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 3.2  Vacancies


     If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

Section 3.3  Regular Meetings


     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 3.4  Special Meetings


     Special meetings of the Board of Directors may be called by one-third of the directors then in office, by the Chairman, or by the chief executive officer and shall be held at such place, on such date and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given by each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5  Quorum


     At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 3.6  Participation in Meetings by Conference Telephone
     Members of the Board of Directors or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 3.7  Conduct of Business


     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 3.8  Powers


     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

     To declare dividends from time to time in accordance with law;

     To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

     To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

     To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

     To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

     To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the corporation's business and affairs.

Section 3.9  Compensation of Directors


     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.
Section 3.10  Loans


     The corporation shall not lend money to or use its credit to assist its officers, directors or other control persons without authorization in the particular case by the stockholders, but may lend money to and use its credit to assist any employee, excluding such officers, directors or other control persons of the corporation or of a subsidiary, if such loan or assistance benefits the corporation.


                            ARTICLE IV--COMMITTEES

Section 4.1  Committees of the Board of Directors


     The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 4.2  Conduct of Business


     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                             ARTICLE V--OFFICERS

Section 5.1  Generally
     The corporation may have a chairman of the board, and shall have a president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers, including the Chairman of the Board, if any, shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the offices of president and secretary shall not be held by the same person.

Section 5.2 Chairman of the Board


     The Chairman of the Board, if any, shall be an officer of the corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory , and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.

Section 5.3  President


     The president shall be the chief executive officer of the corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 5.4  Vice-President


     Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the president.

Section 5.5  Treasurer


     The treasurer shall have the custody of the monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 5.6  Secretary


     The secretary shall issue all authorized notices from, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

Section 5.7  Delegation of Authority


     The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.8  Removal
     Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.
Section 5.9  Action with Respect to Securities of Other Corporation


     Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.


                  ARTICLE VI--INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND OTHERS

Section 6.1  Generally


     The corporation shall indemnify its officers, directors, and agents to the fullest extent permitted under Nevada law.


Section 6.2  Expenses


     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

Section 6.3  Determination by Board of Directors


     Any indemnification under Section 6.1 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Nevada law.

Section 6.4  Not Exclusive of Other Rights


     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or interested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6.5  Insurance


     The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.

Section 6.6  Violation of Law


     Nothing contained in this Article, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

Section 6.7  Coverage
     For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.


                              ARTICLE VII--STOCK

Section 7.1  Certificates of Stock


     Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a Vice-president, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.
Section 7.2  Transfers of Stock


     Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 7.4 of Article VII of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 7.3  Record Date


     The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect of any change, conversion or exchange of stock or with respect to any other lawful action.

Section 7.4  Lost, Stolen or Destroyed Certificates


     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 7.5  Regulations

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                            ARTICLE VIII--NOTICES

Section 8.1  Notices


     Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

Section 8.2  Waivers


     A written waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE IX--MISCELLANEOUS

Section 9.1  Facsimile Signatures


     In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors of a committee thereof.

Section 9.2  Corporate Seal


     The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 9.3  Reliance Upon Books, Reports and Records


     Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 9.4  Fiscal Year


     The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 9.5  Time Periods


     In applying any of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.


                            ARTICLE X--AMENDMENTS

Section 10.1  Amendments


     These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.



                           CERTIFICATE OF SECRETARY
KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned does hereby certify that the undersigned is the secretary of Prime Air, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors by unanimous consent on the 15th day of November 1996; and that the above and foregoing Bylaws are now in full force and effect.

     Dated this 15th Day of November 1996


                                                                 Gregory Duffy,
                                                                     Secretary









                                 May 22, 1997



Blaine Haug, President
Prime Air, Inc.

     Re:  Registration Statement on Form S-4

Dear Mr. Haug:

     You have requested my opinion as to whether or not the securities to be issued by Prime Air, Inc. (the "Company") in the above-referenced registration statement will be legally issued and, when issued, will be fully paid and non-assessable shares of the Company. In connection with this engagement I have examined the form of the registration statement to be filed by the Company; the Articles of Incorporation of the Company; the By-laws of the Company currently in effect; and the minutes of the Company relating to the registration statement and the issuance of the shares of common stock by the Company.

     Based upon the above-referenced examination, I am of the opinion that the shares of common stock to be issued by the Company and to be registered pursuant to said registration statement will be legally issued and, when issued, will be fully paid and non-assessable.

     I hereby consent to being named in the registration statement as having rendered the foregoing opinion and as having represented the Company in connection with the registration statement.

                                                    Sincerely,





                                                    Ronald N. Vance




May 15, 1997



Prime Air, Inc. (Delaware)
8598 112 Street
Fort Saskatchewan, Alberta
Canada T8L 3V8

Gentlemen:

You have asked our firm to issue an opinion as to the tax effects of a proposed merger between Prime Air, Inc. (Delaware) and Prime Air, Inc. (Nevada) as described in the Plan and Agreement of Merger of Prime Air, Inc. (Delaware) and Prime Air, Inc. (Nevada) (merger document).

In the merger document, the terms of the merger are stated that the Delaware corporation shall merge with the Nevada corporation, the Nevada corporation being the surviving entity. The exchange shall be one share of Delaware given up for one share of Nevada to be issued; any rights of warrants or options shall be assumed by the Nevada corporation; and dissenting shareholders of the Delaware corporation have rights as to liquidation according to Delaware law.

The agreement can be terminated by the Nevada corporation if more than 5% of the outstanding shares of the Delaware corporation objects to the merger.

The Nevada corporation shall assume all liabilities and assets of the Delaware corporation as well as having the same officers and directors, bylaws, and other corporate identities that the Delaware corporation had before its merger into the Nevada corporation.

In Revenue Ruling 75-561, the Services ruled that a reorganized qualifies under
Section 368 (a)(1)(F) if (1) there is a complete identity of shareholders and their proprietary interest in the transferor and acquiring corporations, (2) the transferor and acquiring corporations are engaged in the same business or integrated activity, and (3) the business enterprise of the two corporations remains unchanged after the combination.

The merger agreement appears to address all the issues discussed and the merger should qualify as a tax free reorganization. If any shareholders disagree with the merger and requests a payout or distribution of their ownership interests, as defined within the agreement, such distributions will not disrupt the tax free status of the transaction.

Any distributions to minority shareholders will be a capital gain to the recipient of the distribution.

Sincerely,



Kevin E. Orton
Orton & Company
Certified Public Accountants
THIS LEASE AND OPERATING AGREEMENT MADE AS OF THE 29TH,
DAY OF OCTOBER, 1993.



BETWEEN:

          PRIME AIR INC., a British Columbia company with

          its registered office at Suite 1724, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1C4

          (hereinafter called "Prime Air")


AND

          THE CORPORATION OF THE VILLAGE OF

          PEMBERTON, a village incorporated under the Municipal Act, and having a mailing address at The Village of Pemberton, P.O. Box 100, Pemberton, British Columbia, VON 2LO

          (hereinafter called 'Pemberton')




AIRPORT LEASE AND OPERATING AGREEMENT



 RECITALS

 A. Pemberton is the legal and beneficial owner of an estate in fee simple in the Lands and is the owner of the Airport Facilities.

 B. Prime Air is engaged in the planning, implementation and operation of the Airline Business and in connection therewith has agreed, inter alia, to undertake the planning, development, construction, management and operation of the Terminal Facilities.

 C. Pemberton has agreed, inter -alia, to grant Prime Air an exclusive and irrevocable lease over certain portions of the Lands to enable Prime Air to undertake the planning, development, construction, management and operation of the Terminal Facilities and to grant Prime Air certain other rights in respect of the FBO Lands and Airport Facilities on the terms and conditions set out in this Agreement.





NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained, the Parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

SECTION

           Defined Terms


In this Agreement, unless the subject matter or context otherwise requires, the following terms shall have the following meanings:

     (a) _Accounting Period" means the calendar year, except the first Accounting Period which shall be the period from the Effective Date until the next ensuing December 31st;

     (b) _Accounting Principles" means generally accepted accounting principles, consistently applied, as modified from time to time;

     (c)  _Act of Bankruptcy_ shall have occurred if

          (i) the Term or any of the goods or chattels on the Lands are at any time seized or taken in execution or attachment by any creditor of Prime Air or under any bill of sale or chattel mortgage; or

          (ii) if a writ of execution issues against the goods or chattels of Prime Air; or

          (iii) if Prime Air makes any assignment for the benefit of creditors;
              or

          (iv)  if Prime Air becomes insolvent or bankrupt; or

          (v)   if proceedings are begun to windup Prime Air; or

          (vi) if the Terminal Lands or Terminal Facilities or any part of them become vacant and unoccupied for a period of 60 days or are used by any other person or persons' or for any purpose other than permitted in this Agreement without the written consent of Pemberton;

      (d) _affiliate_ with respect to Prime Air means a company which Controls, is Controlled by, or is under common Control with Prime Air;
      (e) _Agreement" _this Agreement_, _the Agreement_, "hereto", _hereof_, _herein_, _hereby_, _hereunder", and similar expressions refer to this Airport Lease and Operating Agreement, as amended from time to time, and any indenture, agreement or instrument supplemental or ancillary hereto or in implementation hereof and the expressions "Article", _Section_, "Subsection", and _Paragraph" followed by a number or letter mean and refer to the specified Article, Section, Subsection or Paragraph of this Agreement;

      (f) _Airline Business_ means the scheduled and chartered commuter and cargo airline service which Prime Air is engaged in planning, implementing-and operating and which it currently proposes will provide scheduled and chartered airline service to the Airport from Seattle, Washington, Portland, Oregon, Vancouver, British Columbia and other locations;

      (g) "Airport" means the Pemberton Airport located in Pemberton, British Columbia as more particularly shown outlined in heavy black on the site plan attached hereto as Schedule AA";

      (h) _Airport Facilities_ means, collectively, the Runway, Parking Apron, MLS, NDB, DME and all other buildings, structures, improvements and equipment located on the Lands or owned by Pemberton and used in connection with the operation of the Airport or the use thereof by any type of aircraft;

      (i) _Airport Maintenance Costs" has the meaning attributed thereto in Section 6.5;

      (j) _Business Day" means any day of any week except for Saturdays, Sundays and Statutory Holidays in the Province of British Columbia;
      (k) _Control" means the ownership, either directly or indirectly, of shares having more than 50% of the votes entitled to be cast for the election of the Directors of a company, other than shares having such power only be reason of the happening of a contingency which has not occurred as at the relevant time;

      (l)
        facilities used in connection therewith which are owned by Pemberton and located at and about the Airport and which may be used by aircraft in arriving and departing from the Airport;

      (m) _Effective Date_ means the date first above written;
       (n) _FBO Facilities_ means the fixed base operation hanger and related facilities which Prime Air may elect to construct on the FBO Lands in accordance with Article 7 for the purposes of undertaking aircraft maintenance, accommodating itinerant aircraft parking and storing and maintaining equipment, material and supplies used in connection with the operation of the Airport;

       (o) _FBO Lands_ means that portion of the Lands shown shaded in red on the site plan attached as Schedule _S" hereto;

       (p) "FBO Lease_ means the exclusive and irrevocable lease over the FBO Lands, or portion thereof, granted by Pemberton to Prime Air pursuant to the provisions of Sections 7-1 and 7.2;

       (q) "FBO Option_ has the meaning attributed thereto in Section 7.1

       (r) _Gross Receipts_ for an Accounting Period means the aggregate of all revenues and income from all sources derived from the operation of the Terminal Facilities before deducting any cost or expense, as determined on a cash basis and otherwise in accordance with Accounting Principles, including, without restriction, all rents, percentage rents, prepaid rents, security deposits actually applied, license fees and revenues from all Space Tenant Leases and the operation of all concessions, parking facilities and other facilities contained within the Terminal Facilities. Gross Receipts shall not, however, include any amounts received in connection with the sale of airline tickets, cargo or freight transportation, ground transportation, available insurance proceeds with respect to the Terminal Facilities, receipts of a capital nature as determined in accordance with Accounting Principles, proceeds of any specific financing of the Terminal Facilities, amounts otherwise payable as rent during rent-free periods or uncollected rents and, for greater certainty, rents that vary within the term of a Space Tenant Lease shall not be amortized over the term of that Space Tenant Lease;

      (s)  _Initiating Party" has the meaning attributed thereto in Section
            1.81.

      (t) "Lands" means the lands in Pemberton, British Columbia, legally described as Lots 4674, 4769 and 766 Lillooet District and more particularly shown on Schedule "C" hereto;

      (u)  _leases_ means, collectively, the Terminal Lease and the FBO Lease;

      (v)
          of its covenants, agreements or obligations under this Agreement, other than any such breach or failure that in the context hereof is minor, immaterial, insubstantial and not reasonably likely to prejudice the other Party in any material way;

      (w)
           facilities used in connection therewith which are owned by Pemberton and located at-and about the Airport and which may be used by aircraft in arriving and departing from the Airport;

      (x) "NDB_ means Non-Directional Beacon equipment and facilities owned by Pemberton and located at and about the Airport and which may be used by aircraft in arriving and departing from the Airport;

      (y) _Parking Apron_ means that portion of the Airport shown shaded in green on the site plan attached hereto Schedule "D_ which is used for the parking of aircraft and for the boarding and deboarding of passengers, luggage and cargo therefrom;

      (z) _Parties_ with respect to this agreement means Prime Air and Pemberton and in each case their respective successors and permitted assigns as parties hereto; and _party_ means either one of the Parties;

      (aa) _Person_ means an individual, a corporation, a government or any department or agency thereof, trustee, any unincorporated organization, and heirs, executors, administrators, successors and office or other legal representatives of an individual; pronouns and other words importing persons have a similarly extended meaning;

      (ab) _Prime Rate" means the annual interest rate announced from time to time by the Royal Bank of Canada as its prime rate of Canadian dollar commercial loans made in Canada;
      (ac) _Responding Party" has the meaning attributed thereto in Section 1.8;

      (ad) _Runway_ means that portion of the Airport shown shaded in blue on the site plan attached hereto as Schedule _D" which is used by aircraft landing or departing from the Airport;
      (ae) _Space Tenant Lease_ means each and every present and future lease, agreement to lease, sublease and agreement to sub-lease of any part of the Terminal Facilities and each and every present and future license affording any Person a right other than an easement or a right in the nature of an easement to use or occupy any part of the Terminal Facilities or render services therein or therefrom and all revisions, alterations, modifications., Amendments, changes extensions, renewals, replacements or substitutions thereof or therefor which may hereafter be effected or entered into;

      (af) _Term" means the term of this Agreement as set out in Section 2.1;

      (ag) "Terminal Facilities" means the airline terminal building and associated facilities to be constructed on the Terminal Lands by Prime Air as more particularly described in Schedule "E' attached hereto;

      (ah) _Terminal Lands_ means a portion of the Lands shown outlined in heavy black on Schedule "F" hereto, which portion shall be large enough to locate the Terminal Facilities thereon and shall be configured and located as necessary to accommodate the Terminal Facilities;

      (ai) _Terminal Lease_ means the exclusive and irrevocable lease of the Terminal Lands granted by Pemberton to Prime Air pursuant to the provisions of Section 4.1;

      (aj) "Terminal Opening Date_ means the date on which the Terminal Facilities have been substantially completed and opened to the public for their intended use;

      (ak) _Terminal Rent_ has the meaning attributed thereto in Section 6.1;
      (al) _Transfer" and similar expressions including any transaction whereby the interest of any Party in this Agreement or otherwise in the Terminal Facilities or Lands or any relevant part thereof, may be sold, granted, conveyed, assigned, exchanged, transferred, disposed of, encumbered, pledged, charged, mortgaged, hypothecated, given, devised, bequeathed or otherwise dealt with, voluntarily or involuntarily by operation of law or otherwise, and includes an assignment by specific or floating charge whereby the interests of such Party is mortgaged or pledged as security for any indebtedness or other obligation;

      (am) _Unavoidable Delay" means a delay caused by fire, strike or other casualty or contingency beyond the reasonable control of a Party who is, by reason thereof, delayed in the performance of such Party's covenants and obligations under this Agreement in circumstances where it is not within the reasonable control of such Party to avoid such delay (but does not include any insolvency, lack of funds or other financial cause of delay).

1.2 Interpretation Not Affected by Headings. etc.


Grammatical variations of any terms defined in this Agreement shall have similar meanings; words importing the singular number shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders. The division of this Agreement into separate articles, sections, subsections and paragraphs, the provision of e! Table of Contents and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Severability


If any covenant, obligation or agreement of this Agreement, or the application thereof to any Person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the full extent permitted by law.

1.4 Governing Law and Jurisdiction


This Agreement shall be governed by and construed in accordance with the laws of British Columbia and Canada applicable therein and shall be treated in all respects as a British Columbia contract. The Parties agree to submit to the jurisdiction of the courts of the Province of British Columbia and to appoint respective agents for receipt of service of process therein and to notify each other of the identity thereof.
1.5 Parties


Any reference to a Party shall include, where the context allows, the servants, employees, agents, contractors, invitees, concessionaires and licencees of such Party and all others over whom the Party is at law responsible.

1.6 Time and unavoidable delay
Time shall be of the essence in the performance of the obligations of the Parties under this Agreement. However, any act or thing to be done or performed by a Party (except as otherwise provided herein) under this Agreement is subject to Unavoidable Delay and the time for doing or the performance thereof shall be extended for a period equal to such Unavoidable Delay or the period for which such Unavoidable Delay operates to prevent the act or thing required to be done or performed from being done or performed. The Party obligated to do or perform such act or thing shall not be deemed to be in default until the expiration of such time as so extended. Each Party shall promptly notify the other Party of the occurrence of any Unavoidable Delay which might prevent or delay the doing and performance of acts or things required to be done or performed by such Party. The aforesaid provisions do not in any way effect the obligations to pay moneys. If the expiry of any period provided for in this Agreement falls on a day other than a Business Day, the period shall be extended to the next following Business Day.

1.7 Disputes to be Arbitrated


Any dispute between the Parties of a material or significant nature which cannot be resolved by the parties acting reasonably and in good faith and which touches upon the validity, construction, meaning, performance or effect of this Agreement or the rights and liabilities of the Parties or any matter arising out of or connected with this Agreement shall be subject to arbitration pursuant to the Commercial Arbitration Act (British Columbia) and as provided in Section 1.8 and the decision of the arbitrator or arbitration panel, as the case may be, shall be final and binding as between the Parties and shall not be subject to appeal.

1.8 Arbitration Provisions
     (a) Arbitration proceedings shall be commenced by a Party desiring arbitration (the 'Initiating Party") giving notice to the other Party (the 'Responding Party') specifying the matter to be arbitrated and requesting an arbitration thereof. In the event that the Initiating Party and Responding Party are unable to agree upon a single arbitrator or an arbitration procedure within five days after delivery of such notice, the Initiating Party shall, by notice to the Responding Party, designate an arbitrator. The Responding Party, shall within five days thereafter, be entitled to appoint an arbitrator by notice to the Initiating Party, and the two arbitrators so appointed shall thereupon meet and select a third arbitrator acceptable to both. In the event that a Responding Party fails to appoint an arbitrator within such time limit and deliver notice thereof to the Initiating Party then the Initiating Party shall be entitled to appoint an arbitrator on behalf of the Responding Party and such arbitrator shall thereby be appointed the agent of the Responding Party for such purpose. In the event that the two arbitrators so appointed are unable to agree upon a third arbitrator within five days after the appointment of the arbitrator for the Responding Party, then the Initiating Party shall be entitled to make application to the Supreme Court of British Columbia pursuant to the Commercial Arbitration Act (British Columbia).for the selection of a third arbitrator, and the provisions of such act shall govern such selection. Any arbitrator appointed pursuant to this Section 1.8 must be a Person with expertise in the matter to be arbitrated.

      (b) The single arbitrator selected by the Parties or the resultant arbitration panel shall thereupon proceed to hear the submissions of the Parties including, without limitation, any expert evidence submitted by the Parties and shall render a decision within 60 days after the appointment of the single or third arbitrator, as the case may be. The decision of the single arbitrator or the majority of the arbitration panel shall be deemed to be the decision of the arbitration panel, as the case may be, shall be -final and binding upon the Par-ties and shall not be subject to appeal. Any matter determined by arbitration or judicial process shall be binding on any subsequent arbitration carried out pursuant to this Section 1.8. The single arbitrator or arbitration panel shall have the authority to assess the cost of the arbitration panel against either or both of the Parties, provided, however, that each Party shall bear its own witness and counsel fees.

      (c) If an arbitration decision is not made within the time herein provided, then until it is so made and unless the other Party has taken any of the actions referred to in this Subsection 1.8(c), either Party, upon 30 days notice to the other Party and to the arbitrators, may:

       (i) cancel the appointment of the arbitrators previously made and initiate new arbitration proceedings by written request and appointment pursuant to Subsection 1.8(a); or

      (ii) cancel such arbitration proceedings and proceed in the courts as though this Section 1.8 did not exist.

1.9 Accounting Principles
Except for the calculation of Gross Receipts, which shall be done on a cash basis and otherwise in accordance with Accounting Principles, all calculations made or referred to in this Agreement shall be made in accordance with Accounting Principles.

1.10 Currency


All transactions referred to in this Agreement shall be made in the lawful money of Canada in immediately available funds. All references to payment in this Agreement include a reference to payments by cash, cheque, wire or electronic funds transfer and other methods of payment, made and used from time to time in Canada.

1.11 Interest
All payments which are required or permitted to be made by one party to the other party pursuant to this Agreement shall, unless this Agreement indicates otherwise, bear interest in default on arrears at a rate equal to the Prime Rate plus 2% per annum. Whenever such interest is to be calculated over a period of one year, it shall be compounded semi-annually.

1.12 Schedules


The following schedules annexed hereto are incorporated by reference and deemed to be a part hereof:

 Schedule 'A'     - Airport
 Schedule 'B'     - FBO Lands
 Schedule 'C'     - Lands
 Schedule 'D'     - Parking Apron and Runway
 Schedule 'E'     - Terminal Facilities
 Schedule 'F'     - Terminal Lands

                       ARTICLE 2
                   TERM OF AGREEMENT

2.1 Term of Agreement

This Agreement, the Terminal Lease and the rights herein granted shall commence as of the Effective Date and subject to any extension by Prime Air pursuant to
Section 2.2 hereof, unless otherwise terminated in accordance with the provisions hereinafter contained, shall continue in full force and effect for an initial term ending on the second (2nd) anniversary of the Terminal Opening Date.

2.2 Extension of Term

Provided this Agreement is then in force and Prime Air is not in Material Default of any of the terms of this Agreement, Prime Air may extend the Term for:

       (a) three (3) years by delivering to Pemberton written notice of extension of the Term not less than six (6) months prior to the second anniversary of the Terminal Opening Date;

       (b) a further five (5) years by delivering to Pemberton written notice of extension of the Term not less than six (6) months prior to the fifth
           (5th) anniversary of the Terminal Opening Date;

       (c) a further ten (10) years by delivering to Pemberton written notice of extension of the Term not less than six (6) months prior to the tenth (1Oth) anniversary of the Terminal Opening Date; and
       (d) a final ten (10) years by delivering to Pemberton written notice of the extension of the Term not less than six (6) months prior to the twentieth (20th) anniversary of the Terminal Opening Date.


                         ARTICLE 3
            DEVELOPMENT OF TERMINAL FACILITIES

3.1 Development of Terminal Facilities  Prime Air shall, with all reasonable diligence, under-take' the planning, development, construction, equipping, furnishing and fixturing of the Terminal Facilities and use its best efforts to develop and complete the Terminal Facilities so they will be ready for their intended use by October 31, 1994.

3.2 Design of Terminal Facilities


Prime Air shall construct the Terminal Facilities in accordance with plans and specifications approved by Pemberton, acting reasonably. In constructing the Terminal Facilities, Prime Air shall comply with all applicable federal and provincial laws and regulations and with all municipal bylaws in effect on the date hereof or thereafter passed by Pemberton in good faith. Prime Air shall submit to Pemberton for its review and comment, all plans and working drawings prepared with respect to the Terminal Facilities, as they become available to Prime Air.

3.3 Approval of Plans by Pemberton


Prime Air shall submit all plans, specifications, drawings and standards with respect to the design, 'construction, equipping, furnishing and fixturing of the Terminal Facilities to Pemberton for approval, together with a written request for approval thereof and where Pemberton in fact approves such plans, specifications, drawings and standards, it shall endorse such approval thereon by means of the signature of an authorized representative of Pemberton. Pemberton agrees that it will respond to a request for approval of such plans, specifications, drawings and standards in writing within ten (1 0) Business Days of receipt of such request.

3.4 Departure from Approved Plans


Any changes or departures from the approved plans, specifications, drawings and standards for the Terminal Facilities will be subject to the 'Prior written approval of Pemberton, which approval shall be obtained as provided for in
Section 3.3 and which approval shall not be unreasonably withheld or delayed. Prime Air shall cause to be completed the construction, equipping, furnishing and fixturing of the Terminal Facilities in a good and workmanlike manner.

3.5 Inspection by Pemberton
Pemberton, through its representatives, may at any time and from time to time inspect the development, construction, equipping, furnishing and fixturing of the Terminal Facilities together with the material used and the methods employed in doing so and if, in the opinion of Pemberton, the construction materials or methods do not comply with previously approved plans, specifications or standards, Prime Air will, upon receipt of notice from Pemberton to do so, immediately take all necessary action to correct any such deficiency, defect or omission.

3.6 Pemberton Not Liable


Pemberton's approval of the plans, specifications, standards, construction, work and equipping with respect to the Terminal Facilities is required hereunder solely for the protection of Pemberton and neither it nor its officers, servants or agents shall be liable to Prime Air nor to any third party for the safety, adequacy, soundness or sufficiency of any of the plans, specifications, work or equipping by reason of the giving of such approval, nor shall the giving of such approval constitute a waiver by Pemberton of any duty or liability owned by Prime Air to Pemberton, its officers, servants or agents, by reason of this Agreement or otherwise howsoever.

                                  ARTICLE 4
                                TERMINAL LEASE

4.1 Demise


Subject to the terms and conditions set out herein, Pemberton hereby leases to Prime Air, the Terminal Lands and all buildings, structures and improvements from time to time placed or constructed thereon, for and during the Term (the "Terminal Lease@).
4.2 Use of Terminal Lands

During the Term, Prime Air shall use the Terminal Lands solely for the purposes of:
       (a) planning, developing, constructing, equipping, furnishing, fixturing, managing and operating the Terminal Facilities for the use and enjoyment of Prime Air, its servants, agents, contractors, invitees and guests, and for all members of the public using the Airline Business;

       (b) bringing onto the Terminal Lands all such improvements, machinery and equipment as Prime Air may reasonably require for the purposes of Subsection 4.2(a); and

       (c) doing all such other things as may be necessary to complete the development and construction of the Terminal Facilities and to ensure the proper and efficient operation thereof.

4.3 Right of Access
In addition to the Terminal Lease, Pemberton hereby grants Prime Air, its servants, agents, contractors, invitees and guests, an irrevocable licence to enter, occupy and use such other areas on the Lands as Prime Air, its servants, agents, contractors, invitees and guests, shall reasonably require for the purposes of gaining unrestricted access to the Terminal Facilities and for providing services and utilities thereto. For the purposes hereof, Pemberton hereby acknowledges and agrees that it shall grant to Prime Air and execute in registrable form all such easements, rights of way and licences as may be necessary for the purposes of guaranteeing unrestricted access to the Terminal Facilities, for providing services and utilities thereto and as otherwise provided in Section 5.4.

4.4 Failure to Commence Construction of Terminal Facilities


Prime Air acknowledges and agrees that in the event it does not commence construction of the Terminal Facilities on the Terminal Lands on or before June 1, 1994 for reasons other than an Unavoidable Delay, it shall within 30 days of receipt of a writ-ten demand therefor from Pemberton either commence and diligently proceed with the construction of the Terminal Facilities or return the Terminal Lands to Pemberton whereupon the Terminal Lease shall immediately terminate.

4.5 Covenants of Prime Air


Prime Air covenants with Pemberton:

     (a) to ensure that Pemberton's use of the Lands, other than the Terminal Lands shall not in any manner be impeded or interfered with and that the Airport shall not in any manner be damaged by Prime Air's use of the Terminal Lands or by any operations ' or activities carried on by Prime Air pursuant to the rights and privileges granted hereunder;

     (b) not to commit or suffer any willful or voluntary waste, spoil or destruction on the Terminal Lands or adjoining Lands or do or suffer to ,he done thereon anything that may interfere with Pemberton's use and enjoyment of the Lands, other than the Terminal Lands, or that may be done or become a nuisance or annoyance to the owners or occupiers of adjoining lands;

     (c) to keep the Terminal Lands and Terminal Facilities and all improvements thereon in a safe, clean and sanitary condition reasonably satisfactory to Pemberton, and on written notice from Pemberton, make safe, clean and sanitary any portion of the Terminal Lands, Terminal Facilities or improvements thereon that, in the reasonable pinion of Pemberton, contravenes the provisions of this Subsection 4.5(c);

     (d) not to keep, store or leave open on the Lands any refuse or rubbish of any kind;
     (e) to pay all accounts and expenses as they become due for labour performed on, or materials supplied to the Terminal Lands;

     (f) to promptly, at its own expense, discharge from the Lands any claims of lien or other charge or encumbrance not authorized by Pemberton which arise directly or indirectly from any activity, request, direction or with the privity or consent or for the direct benefit of Prime Air, its servants or agents;

     (g) to advise Pemberton prior to initiating any construction or works on the Terminal Lands and to permit Pemberton to post and maintain on the Terminal Lands, during any construction or works, such notices as are contemplated by Section 13 of the Builders Lien Act (British Columbia);


     (h)
         Agreement Prime Air shall:

           (i)
               and all anther lands used by Prime Air pursuant to the provisions of Sections 4.5 or 5.4 to Pemberton;

           (ii)leave the Terminal Lands and all other lands used by Prime Air pursuant to the provisions of Sections 4.3 or 5.4 in a safe, clean, tidy and sanitary condition reasonably satisfactory to Pemberton; and

          (iii)remove from the Terminal Lands and all other lands used by Prime

               Air pursuant to the provisions of Sections 4.3 or 5.4 any improvements or equipment which Prime Air may have placed thereon and determines, in its discretion, to so remove;
      (i)to permit Pemberton, its servants, agents and authorizd representatives at all times to enter on and inspect the Terminal Lands and all other lands used by Prime Air pursuant to the provisions of Sections 4.3 or 5.4

      (j) to pay and discharge, when due, all applicable real property taxes, levies, charges and assessments now or hereafter assessed, levied or charged which are assessed against the Terminal Lands as a result of Prime Air's occupation and use thereof;

      (k)
      telephone and other utilities supplied to or used in connection with the Terminal Facilities; and

      (l) to observe and perform all terms and provisions of this Agreement and not to do or suffer to be done anything contrary to any term or provision hereof.


4.6 Prime Air to Indemnify

During the term of the Terminal Lease, Prime Air shall indemnify and save harmless Pemberton from and against all losses, costs, damages, expenses, suits, claims, demands, awards, judgments, actions and proceedings by whomsoever made, brought or prosecuted in respect of death, injury or loss of property of whatsoever nature against, suffered or incurred by Pemberton which would not have occurred but for the granting of the Terminal Lease or the use of the Terminal Lands by Prime Air, its servants, agents, contractors, invitees and guests and all other lands used by Prime Air pursuant to the provisions of Sections 4.3 or 5.4.

4.7 Liability Insurance


During the term of the Terminal Lease, Prime Air shall obtain and maintain comprehensive liability insurance including but not limited to death and bodily injury liability and extending to all bodily injury or property damage or loss and providing coverage to include the activities and operations conducted on the Terminal Lands by Prime Air, its servants, agents, contractors, invitees and guests. Such policy shall be written with inclusive limits of not less than $5,000,000 for each occurrence involving bodily injury, death or property damage.

4.8 Building and Contents Insurance
In addition to the insurance required pursuant to Section 4.7, Prime Air shall take cut and keep in force and effect "all risk_ insurance upon property of every kind and description owned by Prime Air, or for which Prime Air is legally liable, or installed by or on behalf of Prime Air which comprises or is located within the Terminal Facilities including, without limitation, furniture, fixtures, fittings, installations, fixtures and plate glass.

4.9 Policy Endorsements


The policies of insurance required pursuant to Sections 4.7 and 4.8 hereof shall name Pemberton as an insured, as its interests may appear and shall contain an endorsement requiring the insurance company to notify Pemberton, if cancellation is not authorized by Pemberton, of any cancellation or material change to the policy at least 30 days prior to the cancellation or material charge. The policy required pursuant to Section 4.8 hereof shall, to the extent applicable, contain an endorsement waiving the right of subrogation in favour of the named insured. Prime Air shall deliver to Pemberton, at the commencement of the Terminal Lease, or promptly thereafter, a certificate of insurance as evidence such policies are in place.
4.10 Registration of Terminal Lease


Pemberton hereby acknowledges and agrees that it is the intention of the Parties that this Agreement and the Terminal Lease be registered in the appropriate British Columbia Land Title Office and that for the purposes hereof, Prime Air shall, at its expense, cause to be prepared such reference plan, explanatory plan and other documents as may be necessary to effect such registration. Pemberton hereby covenants and agrees that it shall co-operate with and assist Prime Air on all matters necessary to complete the registration of this Agreement and the Terminal Lease and that it shall, within ten (1 0) Business Days of receipt of a written request therefor from Prime Air re-execute this Agreement in registrable form, or if determined advisable by Prime Air, execute a short form of the Terminal Lease for registration by Prime Air.


                         ARTICLE 5
          EXCLUSIVE RIGHT TO OPERATE TERMINAL FACILITIES

5.1 Ownership of Terminal Facilities

Pemberton hereby acknowledges and agrees that, notwithstanding its legal and beneficial ownership of the Lands, it has no interest, right or title in the Terminal Facilities or any of the rents, income, benefits, or advantages arising therefrom which shall, during the Term, remain the property of Prime Air, or to any Person to which Prime Air may effect a transfer of its interest in the Terminal Facilities. All chattels, equipment, supplies, fixtures or other materials comprising the Terminal Facilities or otherwise installed by Prime Air over, on, in or under the Terminal Lands are and shall remain the property of Prime Air during the Term, any rule of law or equity to the contrary notwithstanding. All such chattels, equipment, supplies, fixtures and other materials will be at the sole risk of Prime Air.
5.2 Removal of Fixtures

Notwithstanding the provisions of Section 5.1 hereof, Prime Air agrees that any buildings, structures and fixtures comprising the Terminal Facilities (but not including any of Prime Air's trade fixtures,' chattels, personal property and moveables) not removed from the Terminal Lands by Prime Air at the expiration of the Term shall become the sole property of Pemberton, at no cost to Pemberton.

5.3 Destruction of the Terminal Facilities


If the Terminal Facilities or any part of them, are at any time during the Term burned down or damaged by fire, lightening, explosion, tempest or earthquake so as to render them unfit for the purposes of Prime Air.-
     (a) the Terminal Rent, or a proportionate part of it according to the nature and extent of the damage sustained, shall be suspended and abated until the Terminal Facilities have been rebuilt or made fit for the purposes of Prime Air; and

     (b) at the option of Pemberton, if the Terminal Facilities are not rebuilt within 180 days, the Terminal Lease shall end and Prime Air shall not be required to pay Terminal Rent except Terminal Rent then due.
Prime Air agrees that it shall within 30 days after any damage or destruction of the Terminal Facilities advise Pemberton in writing whether Prime Air intends to restore, repair or replace the Terminal Facilities or the portion damaged. If Prime Air intends to under-take a complete restoration, repair or replacement it shall do so within 12 months after the date the damage occurred. In the event Prime Air elects not to undertake restoration, repair or replacement of the Terminal Facilities the Terminal Lease shall terminate and if Prime Air does not advise Pemberton-of its intention within the 30 days aforesaid, Prime Air shall be deemed to have elected not to undertake the restoration, repair or replacement of the Terminal Facilities. If Prime Air elects, or is deemed to have elected, not to restore, repair or replace the Terminal Facilities, it will return the Terminal Lands to the condition in which they existed prior to the construction of the Terminal Facilities.

5.4 Use of Terminal Facilities


Subject to the terms and conditions set out herein, Prime Air shall be entitled to use the Terminal Lands and operate the Terminal Facilities in connection with its operation of t,-ir= Airline Business and for any other purpose. Without in any way limiting the generality of the foregoing, Prime Air shall be entitled, at its option and without interruption or interference from Pemberton, to:

     (a) operate the Terminal Facilities as an international airport terminal serving passengers and cargo arriving at and departing from the Airport;

     (b) operate, or cause to be operated, from the Terminal Facilities, such services, concessions, agencies and businesses as it, in its discretion, determines necessary or desirable for the proper and efficient operation of the Airline Business, including without limitation:
          (i)  ground transportation service to and from the Airport;

          (ii) motor vehicle rentals;

          (iii) food and beverage outlets;

          (iv) souvenir sales;

          (v)  air and ground transportation ticket sales; and

          (vi) freight and cargo handling  services;

       (c) grant such Space Tenant Leases as it determines necessary or desirable in connection with the operation of the Airline Business and Terminal Facilities;

       (d) make all decisions in connection with the management of the Terminal Facilities and the supervision of the management, operation, maintenance, servicing and leasing thereof;

       (e) maintain the Terminal Facilities and arrange for, carry out or cause to be carried out all such repairs, maintenance, alterations, replacements and decorations to the Terminal Facilities as it determines desirable; and

       (f) provide such utilities, services and works to the Terminal Facilities as may be necessary or desirable for the proper and efficient operation thereto.
5.5 Compliance with Laws


Prime Air shall in undertaking the operation of the Terminal Facilities, take all such action as is necessary to ensure that the Terminal Facilities and Terminal Lands remain in compliance with all municipal, provincial or federal statutes, regulations, bylaws rules and orders throughout the Term.

5.6 Grant of Easements


Pemberton will grant, or cause to be granted, to Prime Air such easements, rights of way, licences and like interests (the 'Easements") as are reasonably required by Prime Air, its servants, agents, contractors, invitees and guests, for the purpose of providing utilities and all requisite services to the Terminal Facilities and for ingress and egress from the Terminal Lands for vehicular and pedestrian passengers from and to, inter alia:

     (a)  the public roads and walkways adjacent or leading to the Lands;

     (b) the parking areas, plaza areas, loading areas and walkways on the Lands;

     (c)  the Runway and Parking Apron; and.

     (d) such other areas on and about the Lands as may be reasonably required by Prime Air to operate the Terminal Facilities in a proper and efficient manner.

Such easements shall be granted for the length of the Term and v,(iii be given for nominal consideration.

Pemberton will, if Pemberton's consent is required in connection with the granting of easements for utilities and services including, without limitation, water, gas, electricity, telephone, sewer or storm drain, for the benefit of the Terminal Lands, not unreasonably withhold its consent thereto, and at the expense of Prime Air will execute all instruments and make all such attendance as are required in connection therewith.

                         ARTICLE 6
       TERMINAL RENT AND AIRPORT MAINTENANCE COSTS

6. 1 Terminal Rent

Prime Air shall pay to Pemberton as a basic rent for the Terminal Lands for each and every Accounting Period without set-off, deduction or abatement the amount set out in Section 6.2 (the 'Terminal Rent') and in accordance therewith.

  6.2           Payment of Terminal Rent


  The Terminal Rent payable by Prime Air to Pemberton shall be calculated and paid in accordance with the following:
      (a) the Terminal Rent payable for the first, second, third, fourth, fifth and sixth Accounting Periods shall be the full amount of $100; and

      (b)  for each Accounting Period subsequent to the sixth Accounting Period,

           (i) $2,500 by way of an advance on the Terminal Rent on or before the first day of July in such Accounting Period; and

           (ii) an amount equal to five percent (5%) of the Gross Receipts for such Accounting Period, less the advance made pursuant to paragraph 6.2(b)(i), an or before the first day of April of the Accounting Period following the Accounting Period for which the Terminal Rent is payable.

6.3 Statement of Gross Receipts

Concurrently with each payment of Terminal Rent, other than in respect of the first -six Accounting Periods or the advances on the Terminal Rent paid pursuant to paragraph 6.2(b)(i), Prime-Air shall deliver to Pemberton a written statement, signed by an officer of Prime Air, showing the Gross Receipts for the Accounting Period for which the Terminal Rent then being paid is payable.

6.4 Books and Audit


Prime Air shall keep proper and sufficient books and records of the Gross Receipts. Pemberton shall have the right on one occasion during each Accounting Period subsequent to the sixth Accounting Period, and upon ten (10) days prior written notice to Prime Air, to inspect the books and records of Prime Air pertaining to the Gross Receipts and Terminal Rent in respect of any particular Accounting Period. For a period of six (6) months after delivery by Prime Air of any statement pursuant to Section 6.3, Pemberton may, acting reasonably, require Prime Air to prepare and deliver to Pemberton an independent audit of such statement. If Pemberton does not require an independent audit within the time limited for any Accounting Period it shall be deemed to have accepted the calculations submitted by Prime Air in respect of such Operating Year.

6.5 Airport Maintenance Costs


In addition to the Terminal Rent, Prime Air shall pay to Pemberton its proportionate share of the costs incurred by or on behalf of Pemberton in connection with the maintenance and repair of the Airport Facilities including the cost of snow and ice removal and periodic sanding and the cost of maintaining the Airport Facilities in good and safe repair and operational order' (the 'Airport Maintenance Costs"). For the purposes hereof, Prime Air's proportionate share of the Airport Maintenance Costs shall be the fraction which has as its numerator the total number of landings Prime Air makes on the Runway in an Accounting Period and has as its denominator the total number of commercial landings on the Runway in the same Accounting Period.

6.6 Payment of Airport Maintenance Costs
Prime Air's proportionate share of Airport Maintenance Costs to be paid pursuant to Section 6.5 hereof, may be estimated by Pemberton for an Accounting Period and Prime Air agrees to pay such estimated amount in equal monthly instalments over such Accounting Period. As soon as practical after the expiration of each Accounting Period, Pemberton shall make a final determination of Prime Air's proportionate share of Airport Maintenance Costs and notify Prime Air of the amount due, which shall be paid by Prime Air within 30 days of receipt of such notice. In the event Prime Air has over paid its proportionate share of Airport Maintenance Costs, Pemberton shall credit Prime Air's rental account with the amount of such over payment. Any dispute as to the amount of Prime Air's proportionate share of Airport Maintenance Costs shall be settled by an independent accounting firm which shall be deemed to be acting as an expert and not as an arbitrator.

                         ARTICLE 7
                         FBO LANDS

7.1 Option to Lease FBO Lands


Subject to Pemberton Is rights pursuant to Section 7.2, Prime Air shall have the irrevocable option to lease and use the FBO Lands, or any portion thereof, (the "FBO Option") in accordance with the following:

     (a) provided Prime Air is not then in Material Default, Prime Air may exercise the FBO Option by giving written notice to Pemberton any time during the continuance of the Term specifying the portion of the FBO Lands it wishes to lease;

     (b)
         shall within thirty (30) days thereafter grant Prime Air an exclusive and irrevocable lease in respect of the FBO Lands specified in Prime Air's notice (the 'FBO Lease");

     (c) the FBO Lease shall provide, inter alia:

         (i) for a term commencing on the date which is thirty (30) days after the date on which notice of the exercise of the FBO Option is delivered by Prime Air to Pemberton and ending on the expiration of the Term;

         (ii)that Prime Air shall be entitled to construct such FBO Facilities on the FBO Lands (including aircraft hangers and such other structures, improvements, equipment and supplies as are typically used in the maintenance, repair and storage of aircraft and in the operation of an airline business) as may be reasonably approved by Pemberton;
         (iii)that Prime Air be entitled to operate the FBO Facilities for the purposes of undertaking aircraft maintenance and repairs, accommodating itinerant aircraft parking and storage, storing, maintaining and repairing aircraft parts and such equipment, material and supplies as are used in connection with the operation of the Airport and Airline Business and for such other purposes as are reasonably desirable in connection with the operation of the Airline Business, Terminal Facilities and Airport;

          (iv) that Prime Air shall indemnify and save harmless Pemberton from and against all losses, costs, damages and claims suffered by Pemberton which would not have occurred but for the granting of the FBO Lease or the use of the FBO Lands by Prime Air;

          (v)
              Lands for each Accounting Period an amount equal to the annual basic fee that would be paid by an occupier of lands substantially similar in nature, size and location to the FBO Lands, on the basis such user would comply with Prime Air's covenants under this Agreement and the FBO Lease; and

         (vi)
              within sixty (60) days of the FBO Facilities being approved by Pemberton and that in the event it does not do so for reasons other than Unavoidable Delay, it shall within thirty (30) days of receipt of a written demand therefor from Pemberton either commence and diligently proceed with the construction of the FBO Facilities or return the FBO Lands to Pemberton whereupon the FBO Lease shall immediately terminate.

  The FBO Lease shall be prepared by Pemberton, at the expense of Prime Air, shall contain such other terms and conditions as the Parties shall agree upon and shall be in registerable form.

7.2   First Right to Occupy FBO Lands


Pemberton shall not Transfer, lease or grant any Person any lease or the right to occupy the FBO Lands or any portion thereof, without first giving Prime Air a written offer to lease (in this Section 7.2 called the "Offer") the FBO Lands or portion thereof that it wishes to lease. The Offer shall specify the proposed commencement date of the term of the lease and the portion of the FBO Lands that Pemberton wishes to lease. Prime Air may by giving written notice of acceptance of the Offer to Pemberton within thirty (30) days after receipt of the Offer, lease the FBO Lands, or portion thereof, from and including the proposed commencement date, on the terms and conditions set out in Section 7.l.

In the event Prime Air does not accept the Offer within the time specified, Pemberton may grant a lease or licence of occupation in respect of the portion of the FBO Lands specified in the Offer to any party within six (6) months after the date of the Offer on any terms acceptable to Pemberton. In the event Pemberton does not grant a lease or licence to occupy the FBO Lands within such six month period, it shall not a licence of occupation or otherwise transfer the FBO Lands without again complying with this Section 7.2.


                         ARTICLE 8
               RIGHT TO USE TERMINAL FACILITIES

8.1 Right to Use Airport Facilities


Subject to Prime Air's obligation to pay its proportionate share of Airport Maintenance Costs pursuant to Section 6.5 hereof, Pemberton shall at all reasonable times during the continuance of the Term make the Airport Facilities available for the use of Prime Air. Pemberton further covenants and agrees that it shall keep the Airport Facilities in good repair and operational order and that it shall install, operate and maintain the Airport Facilities and all other improvements, structures, machinery, equipment and materials reasonably necessary or desirable in connection with the proper, efficient and safe operation of the Airport and with Prime Air's use thereof.
8.2 Co-operation of Parties


Prime Air and Pemberton each acknowledge and agree that, subject to the terms and conditions set out herein, they shall work together, co-operate and collaborate with one another in respect of all matters incidental to the proper and efficient operation of the Airport and that during the continuance of this Agreement, they will both act diligently and in good faith in performing their respective responsibilities as set out herein and in ensuring the successful completion and operation of the Airport.


                                   ARTICLE 9
                                RIGHT OF ACCESS

9.1 Right of Access
Pemberton shall, during such period as Prime Air is undertaking the planning, development, construction, equipping, furnishing, fixturing, operating and managing of the Terminal Facilities or FBO Facilities, grant to Prime Air such rights of access to and ingress to and egress from the Terminal Lands or FBO Lands, as the case may be, as Prime Air, its agents, servants, representatives, contractors, sub-contractors, invitees and guests, may reasonably require or determine desirable for the purposes set out in this Article 9.1 hereof (the "Right of Access") and Pemberton shall work together and cooperate with Prime Air in establishing the most appropriate and efficient access routes.

9.2 Use of Right of Access


The Right of Access granted pursuant to Section 9.1 shall be made available and shall be used' by Prime Air for the delivery of all materials, equipment and supplies used in connection with the development and construction of the Terminal Facilities or FBO Facilities, as the case may be, for the purpose of providing vehicular and pedestrian traffic with the right of ingress to and egress from the Terminal Facilities or FBO Facilities, and for the purposes of providing all persons using the Terminal Facilities or the Airport with parking facilities.

                                  ARTICLE 10
                           ENVIRONMENTAL PROTECTION

10.1 Protection of Environment


Prime Air shall at all times ensure that all activities undertaken by it with respect to the construction and operation of the Terminal Facilities or FBO Facilities are conducted in such a manner that they have the least possible adverse effect on the natural, physical and biological environment. Prime Air shall comply with all applicable federal and provincial environmental laws and regulations and all municipal bylaws in effect on the date hereof or subsequently passed by Pemberton in good faith, all at Prime Air's expense.

                                   ARTICLE 11
                                   TRANSFERS

11.1  Restriction on Transfers


Prime Air may not effect a Transfer, except as specifically authorized in this Agreement without the prior written consent of Pemberton, which consent may not be unreasonably withheld.

11.2 Permitted Transfers


Prime Air may at any time and from time to time effect a Transfer to any mortgagee, trustee or lender for the proposes of securing any mortgage, deeds of trust, debentures or grant by assignment by Prime Air in respect of financing the cost of the construction of the Terminal or FBO Facilities. No such Transfer shall release Prime Air from its obligations hereunder, however the transferee shall expressly assume by covenant in favour of Pemberton all the obligations of Prime Air hereunder.

                                   ARTICLE 12
                                  TERMINATION
12.1 Termination by Pemberton for Material Default

If, in the case of Prime Air, a Material Default occurs, Pemberton may provide a notice (a "Notice of Complaint') to Prime Air specifying in reasonable detail the Material Default. If, within 30 days of receipt of any Notice of Complaint, Prime Air fails to cure or remedy the Material Default in a reasonable manner or, if more than 30 days is required to cure or remedy the Material Default, Prime Ai r fails to proceed and continue diligently to cure or remedy the Material Default or give reasonable assurances to Pemberton that such Material Default will be cured or remedied within a reasonable period of time, Pemberton may terminate this Agreement by written notice (a 'Notice of Termination') to Prime Air stating that this Agreement is terminated and the reason for termination. Such termination shall be effective as and from the date on which the Notice of Termination was received by Prime Air.

12.2 Additional Termination Rights by Pemberton


In the event an Act of Bankruptcy occurs in respect of Prime Air, Pemberton may terminate this Agreement by Notice of Termination to Prime Air stating that this Agreement is terminated and the reason for termination. Such termination shall be effective as and from the date set out in the Notice of Termination.

12.3 Termination by Prime Air


If, in the case of Pemberton, a Material Default occurs as a result of any acts or omissions of Pemberton, Prime Air may provide a Notice of Complaint to Pemberton specifying in reasonable detail the Material Default. If, within 30 days of receipt of the Notice of Complaint, Pemberton fails to cure or remedy the Material Default in a .reasonable manner or, if more than 30 days is required to cure or remedy the Material Default, Pemberton fails to proceed and continue diligently to cure or remedy the Material Default or give reasonable assurances to Prime Air that such Material Default will be cured or remedied within a reasonable period of time, Prime Air may terminate this Agreement by a Notice of Termination to Pemberton stating that this Agreement is terminated and the reason for termination. Such termination shall be effective as and from the date on which the Notice of Termination was received by Pemberton.

12.4 Remedies Available to Non-Defaulting Parties


If a Material Default occurs as the result of any act or omission of either Party hereto, and such Party fails to cure or remedy the Material Default within the time specified in Sections 12.1 or 12.3, as the case may be, the other Party shall have the right to remedy the Material Default and shall be entitled, upon demand, to be reimbursed by the defaulting Party for any monies expended to remedy such Material Default and any other reasonable expenses incurred by the non-defaulting Party, together with interest at 2% above the Prime Rate from the time the monies are expended until reimbursed.
                         ARTICLE 13
                          GENERAL

13.1 Notices

Any notice, statement or demand required to be given under this Agreement shall be in writing, and either delivered by hand or transmitted by telecopy and, in the latter case, subsequently confirmed by registered addressed, if to:

     (a)  Prime Air, at:
          Prime Air Inc.
          c/o 1724 - 1055 Dunsmuir Street
          Vancouver, British Columbia
          V7X 1C4

          Attention: Mr. Blaine Hauq


          Telecopier No. (604) 689 - 8003

     (b) Pemberton, at:
          The Village of Pemberton
          P.O. Box 100
          Pemberton, British Columbia
          VON 2LO

          Attention: Mayor


          Telecopier No.: (604) 894 - 6526

or such other addresses as Prime Air or Pemberton shall designate in the manner herein provided. Any such notice, statement or demand shall be deemed to have been given and received on the day of delivery or transmission, as the case may be.

13.2  Waivers


The failure of either Party to insist upon the strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.

13.3 Amendments


This Agreement may not be modified or amended except with the written consent of the parties hereto.

13.4 Registration
Pemberton covenants and agrees with Prime Air that Prime Air shall be entitled to register the Terminal Lease, FBO Lease, FBO Option, Rights of Access, Easements and all other rights herein granted against title to the Lands in the appropriate Land Title Office and that in furtherance thereof it shall execute and deliver this Agreement and such other agreements as may be reasonably necessary or desirable in respect of such rights in registerable form under the Land Title Office Act (British Columbia). For the purpose hereof, Prime Air acknowledges and agrees that it shall, at its cost, prepare all documents, plans, surveys and agreements as may be necessary to effect such registrations.

13.5 Further Assurances

The Parties shall execute and deliver from time to time all other appropriate supplemental agreements and other instruments, and take any other actions necessary to make this Agreement legally effective, binding and enforceable as between them and as against third Persons and as may otherwise be reasonably required to carry out the intent of this Agreement.

13.6 Collateral Representations and Agreements


This Agreement constitutes the entire agreement between the Parties relating to this subject matter hereof, superceding all preceding and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein.

13.7 Binding Agreement


This Agreement shall be binding upon and enure to the benefit of each of the Parties, including their respective successors and permitted assigns.


                         ARTICLE 14
                         EXECUTION

14.1 Execution


In witness whereof the Parties hereto have caused their corporate seals to be affixed under the hands of their proper officers, duly authorized in that behalf.

PRIME AIR



Authorized Signatory


Authorized Signatory

THE VILLAGE OF PEMBERTON


Authorized Signatory


Authorized Signatory
                             EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 18th day of January, 1996

BETWEEN:
                                 PRIME AIR INC.
                                 105 - 1008 Beach Avenue
                                 Vancouver, BC
                                  V6E 1T7

                      (hereinafter called the "Company")

                                        OF THE FIRST PART
                                    - and -

                                  ROYLE SMITH
                                   8598-112 Street
                                   Fort Saskatchewan, AB
                                   T8L 3V8

                         (hereinafter called the "Employee")

                                        OF THE SECOND PART
WHEREAS:
A. The Company has requested the Employee to accept the position of General Manager of the Company;

B. The Employee has agreed to accept the position of General Manager of the Company, upon the terms and conditions hereafter set out;

NOW THEREFORE this Agreement witnesseth that in consideration of the premises and for other good and valuable consideration and the mutual covenants herein contained, the Parties hereto hereby covenant and agree as follows:

1.            INTERPRETATION

1.1
provided or unless the context otherwise requires:

     (a) "Company" shall mean Prime Air Inc., or any successor company however formed, whether as a result of merger, amalgamation, or other action, and shall include any corporation associated with the Company in any, manner whatsoever which may require or receive any benefits from the Employee in the nature described in this Agreement;

     (b) "this Agreement" means this Employment Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;
     (c) the words "herein", "hereof_ and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision;

1.2 The headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any portion hereof.

1.3 A reference to a statute includes all regulations made pursuant thereto, all amendments to such statute or regulations enforced from time to time and any statute or regulation which supplements or supersedes such statute or regulation.

1.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and in accordance with the rules and guidelines of the governing securities regulatory bodies.

1.5
Agreement, the same shall be construed as being the plural or feminine or neuter when the context so requires.

1.6 All currency referred to herein is currency of United States of America.

2.        ENGAGEMENT AND TERM OF EMPLOYMENT

2.1
Company to serve during the Term of Employment (as hereinafter defined) upon and subject to the terms and conditions hereinafter set out, and the Employee hereby accepts such employment upon such terms and conditions.

2.2 The "Term of Employment" as used herein shall mean that period beginning on January 1, 1996 and continuing to December 31, 2000 or until this Agreement is terminated as defined in paragraph 4 hereof, renewable by mutual consent of the Employee and the Company for successive five(5) year periods.

2.3
Employee shall be appointed by the Company and shall act as General Manager of the Company to carry out the policies and programs as established by agreement between the Board of Directors of the Company and the Employee and the Employee shall have all such powers and shall be entitled to exercise all such authority as are customarily held and exercised by an General Manager of a company carrying on similar types of businesses that are carried on by the Company.

2.4 The Employee shall at all times during the Term of Employment, excepting during periods of vacation or when disabled by sickness or incapacity, faithfully and diligently perform his duties and promote and advance the business and affairs of the Company.

2.5
from providing management services and other services of any nature whatsoever to any other person, firm or corporation during the Term of Employment.

3.             REMUNERATION

3.1 Subject to adjustment under paragraph 3.2, during the Term of Employment, the Company shall pay or cause to be paid to the Employee for his services hereunder the sum of $100,000.00 US per annum (the "Compensation"), payable in equal monthly instalments commencing January 31, 1996 or at the option of the Employee, payment of the Compensation by receipt of restricted shares of the Company at a price equal to fifty ($0.50) cents per share (total 200,000 shares of the Company) to be paid and delivered by the Company to the Employee quarterly on March 3 1, June 30, September 30, and December 31, 1996. For the years 1997, 1998, 1999 and 2000, the share remuneration option shall continue but the price per share shall be subject to agreement between the Employee and the Company acting reasonably subject to arbitration if there is failure to agree. The Employee hereby exercises the share option payment of the Compensation for the year 1996.

3.2 The Board of Directors of the Company shall in the month of December in each year of the Term of Employment, review the Employee's total remuneration and at its sole discretion, the amount of his Compensation may be varied but the amount must not be lower than $100,000.00 US.

3.3 In addition to the said Compensation, the Employee shall receive from the Company during the Term of Employment:

     (a) payment or reimbursement of all out-of-pocket expenses payable or incurred by the Employee in connection with his duties under this Agreement. Such payments or reimbursements shall be made immediately upon submission by the Employee of vouchers, bills or receipts for such expenses;

     (b) all reasonable traveling expenses incurred by the Employee in the course of his duties as General Manager of the Company;
     (c) rights and benefits under any profit sharing, deferred compensation, stock appreciation rights, stock option and other plans or programs adopted by the Company comparable to rights and benefits under such plans and programs as are customarily granted to persons holding the position of Assistant General Manager, or performing duties similar to those performed by the Employee in corporations of similar size that carry on a similar type of business as that carried on by the Company.

3.4 If the Employee's ability to perform his duties hereunder has been impaired by illness or mental or physical disability, which illness or disability has been certified by a medical doctor's certificate, then the Company shall, unless the Employee's employment hereunder has been terminated, pay the Employee the following:

     (a) the Compensation for a period of one (1) year from the start of such interruption payable monthly after deducting therefrom an amount equal to any sickness or disability payments received by the Employee under the Company's sickness and disability plan;

     (b) the continuation of all of the benefits provided for pursuant to the provisions of paragraph 3.3 hereof for a minimum period of one (1) year from the date of such interruption or such longer period as the Company's sickness or disability plan will permit.

     (c) the Compensation at the rate of 100% of that herein provided for the remainder of the Term of Employment

4.        TERMINATION

4.1            Notwithstanding the provisions of paragraph
3.4 hereof, the Employee's employment hereunder may be terminated by the Company at any time upon ninety (90) days written notice subject to paragraph 4.3.

4.2 The Employee may terminate his employment with the Company at any time on ninety (90) days written notice.

4.3 In the event of the Company terminating the Employee's employment pursuant to the provisions of paragraph 4.1 hereof, the Company shall pay to the Employee the full balance of the Compensation to the end of the Term of Employment including the continuation of all the benefits provided pursuant to the provisions of paragraph 3.1 hereof to the end of the Term of Employment.

4.4 In the event of the Employee terminating his employment hereunder pursuant to the provisions of paragraph 4.2 hereof, the Company shall pay to or provide for the Employee within thirty (30) days of such termination the Compensation and other remuneration to the date of termination.
4.5 If the Employee's employment hereunder shall terminate by reason of the death of the Employee, then the Compensation and other remuneration payable to him as herein provided and any benefit or welfare plan extended to widows or to the Employee's estate shall continue to be payable to the Employee's widow or estate, as the case may be, in respect of a period of six
(6) months after such termination.

4.6 If the Employee's employment hereunder is terminated by illness or mental or physical disability, which illness or disability has been certified by a medical doctor's certificate, then the Company shall pay to or provide to the Employee the following:

     (a) the Compensation for a period of one (1) year from the date of such termination, payable monthly after deducting therefrom an amount equal to any sickness or disability payments received by the Employee under the Company's sickness and disability plan;

     (b) the continuation of all the benefits provided pursuant to the provisions of paragraph 3.3. hereof for a period of one (1) year from the date of such termination or for such longer period as the Company's sickness and disability plan will permit.

4.7 The Company shall not amalgamate, merge or consolidate with any other person or corporation or undertake with any person or corporation any corporate change including the sale, transfer or other disposition of all of the assets or substantially all the assets of the Company unless or until such person or corporation shall have expressly assumed the Company's obligations to the Employee hereunder, or the Company pays to the
Employee:
     (a) within thirty (30) days of the closing of any such transaction, payment of the full Compensation and other remuneration hereunder plus consideration equal to five years compensation.

5.             LEGAL COSTS

The Company must pay, on a solicitor and client basis, all legal costs (including fees and disbursements) incurred by the Employee in connection with the preparation and negotiation of this Agreement.

6.             SEVERABILITY

If any provision of this Agreement is unenforceable or invalid for any reason whatsoever, such provision shall be severable from the remainder of this Agreement and the validity of the remainder shall continue in full force and effect and be construed as if this Agreement has been executed without the invalid or unenforceable provision.

7.             WAIVER

No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party of any or all of its obligations -under this Agreement will:
     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this paragraph

     (b) be relied upon as a consent or waiver to or of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this paragraph in any other or subsequent instance.

8.             NOTICE

All notices, requests, payments, demands or directors to the Parties hereto shall be in writing and delivered or sent by registered mail postage paid, or by telex, telecopy, telegram or cable addressed as follows:

          If to the Employee:


          To his address set out on Page 1 of this Agreement

          If to the Company:


          To its address set out on Page 1 of this Agreement

or to such other address as may be specified by one Party to the other in a notice given in the manner herein provided. Any notice, request, demand or direction given in such manner shall be deemed to have been received by the Party to whom it is given:

     (a) On the 7th business day following the mailing there, if sent by registered mail;

     (b)  One the 2nd business day following delivery, if delivered; or

     (c) On the business day following the transmittal thereof, if sent by telex, telecopy, telegram or cable.

If normal mail service, telex service or telegraph service is interrupted by strike, slow-down, force majeure or other cause, notice, request, demand or direction sent by the impaired means of communication will not be deemed to be received until actually received, and the Party sending the notice, request, demand or direction shall utilize any other such services which have not been interrupted or shall deliver such notice, request, demand or direction in order to ensure prompt receipt thereof.

9.             ENTIRE AGREEMENT
This Agreement constitutes the entire Agreement between the Parties and there are no representations or warranties, express or implied, statutory or otherwise or no agreements collateral hereto other than expressly set forth or referred to herein.

10.            ASSIGNMENT

This Agreement is a personal services agreement and may not be assigned by either Party without the prior written consent of the other Party, PROVIDED HOWEVER, that during the Term of Employment the Employee may, by written assignment, assign all or any portion of the Compensation to which he is entitled under this Agreement to any member of his immediate family or to any corporation, partnership or other business entity controlled by the Employee.

11.             BINDING EFFECT

This Agreement shall be binding upon and ensure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns, except as otherwise expressly provided herein.

12.             ARBITRATION

Any controversy or claim arising out of or relating to this Agreement or any breach of this Agreement shall be finally settled by arbitration in accordance with the provisions of the Arbitration Act of British Columbia.

13.            INDEMNITY

The Company shall at all times indemnify and save harmless the Employee and his heirs, successors and legal representatives, from and against all costs, legal and other fees (on a solicitor and client full indemnity basis), charges and expenses as they occur or are agreed, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a General Manager of the Company, if he acted honestly and in good faith with a view to the best interests of the Company, and other-wise in accordance with the By-laws of the Company.

14.             GENERAL PROVISIONS

14.1 The Parties hereto will, from time to time, at the request of the other, execute and deliver all such other and additional instruments, notices, releases, agreements, undertakings or other required documents and shall do all such other acts and things as may be reasonably necessary to more fully assure the carrying out of the intent and purpose of the terms of this Agreement.

14.2           This Agreement may be amended by mutual
consent of both Parties hereto and any such amendment to be effective must be rendered to writing and executed by the Parties.

14.3 In the event that any Party is delayed or hindered in the performance of its obligations hereunder by force majeure, this Agreement shall remain in suspense until the cause thereof has ceased to delay or hinder performance. For the purposes of this Agreement, but not by way of limitation, force majeure shall mean any cause beyond the reasonable control of the Party liable to perform, and shall include strikes, lockouts, civil commotion, riot, war, threat of or preparation for war, fire, explosion, sabotage, storm, floor, earthquake or other natural disaster.

15             EXECUTION IN COUNTERPART

This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement and such parts if more than one shall be read together and construed as if all the signing Parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

THE CORPORATE SEAL OF
PRINM AIR INC. was hereunto
affixed in the presence of:

Per:

Authorized Signatory               c/s
Per:

Authorized Signatory


The Signature of Royle Smith
the Employee was hereby
witnessed by:
                                   ROYLE SMITH
          EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 19th day of January, 1996

BETWEEN:                 PRIME AIR, INC.
                         105-1008 Beach Avenue
                         Vancouver, BC
                         V6E IT7

                         (hereinafter called the _Company_)

                                        OF THE FIRST PART

          -and-

                         BLAINE HAUG
                         105-1008 Beach Avenue
                         Vancouver, BC
                         V6E 1T7

                         (hereinafter called the _employee_)

                                        OF THE SECOND PART

WHEREAS:

A. The Company has requested the Employee to accept the position of Assistant General Manager of the Company;

B. The Employee has agreed to accept the position of Assistant General Manager of the Company, upon the terms and conditions hereafter set out;

NOW THEREFORE this Agreement witnesseth that in consideration of the premises and for other good and valuable consideration and the mutual covenants herein contained, the Parties hereto hereby covenant and agree as follows:

1.        INTERPRETATION

1.1 For all purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) _Company_ shall mean Prime Air Inc., or any successor company however formed whether as a result of merger, amalgamation or any other action and shall include any corporation associated with the Company in any manner whatsoever which may require or receive any benefits from the Employee in the nature described in this Agreement;

          (b)  _this Agreement_ means this Employment
Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

          (c) the words _herein_, _hereof_ and _hereunder_ and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision;

1.2 The headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any portion hereof.

1.3 A reference to a statute includes all regulations made pursuant thereto, all amendments to such statute or regulations enforced from time to time and any statute or regulation which supplements or supersedes such statute or regulation.

1.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and in accordance with the rules and guidelines of the governing securities regulatory bodies.

1.5 Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter when the context so requires.

1.6 All currency referred to herein is currency of United States of America.

2.        ENGAGEMENT AND TERM OF EMPLOYMENT

2.1 The Company hereby agrees to employ the Employee as Assistant General Manager of the Company to serve during the Term of Employment (as hereinafter defined) upon and subject to the terms and conditions hereinafter set out, and the Employee hereby accepts such employment upon such terms and conditions.

2.2 The "Term of Employment" as used herein shall mean that period beginning on January 1, 1996 and continuing to December 31, 2000 or until this Agreement is terminated as defined in paragraph 4 hereof, renewable by mutual consent of the Employee and the Company for successive five (5) year periods.

2.3 Subject as only herein provided, during the Term of Employment, the Employee shall be appointed by the Company and shall act as Assistant General Manager of the Company to carry out the policies and programs as established by agreement between the Board of Directors of the Company and the Employee and the Employee shall have all such powers and shall be entitled to exercise all such authority as are customarily held and exercised by an Assistant General Manager of a company carrying on similar types of businesses that are carried on by the Company.

2.4 The Employee shall at all times during the Term of Employment, excepting during periods of vacation or when disabled by sickness or incapacity, faithfully and diligently perform his duties and promote and advance the business and affairs of the Company.
2.5 Nothing in this Agreement shall be construed as preventing the Employee from providing management services and other services of any nature whatsoever to any other person, firm or corporation during the Term of Employment.

3.             REMUNERATION

3.1 Subject to adjustment under paragraph 3.2, during the Term of Employment, the Company shall pay or cause to be paid to the Employee for his services hereunder the sum of $100,000.00 US per annum (the "Compensation"), payable in equal monthly instalments commencing January 31, 1996 or at the option of the Employee, payment of the Compensation by receipt of restricted shares of the Company at a price equal to fifty ($0.50) cents per share (total 200,000 shares of the Company) to be paid and delivered by the Company to the Employee quarterly on March 31, June 30, September 30, and December 31, 1996. For the years 1997, 1998, 1999 and 2000, the share remuneration option shall continue but the price per share shall be subject to agreement between the Employee and the Company acting reasonably subject to arbitration if there is failure to agree. The Employee hereby exercises the share option payment of the Compensation for the year 1996.

3.2 The Board of Directors of the Company shall in the month of December in each year of the Term of Employment, review the Employee's total remuneration and at its sole discretion, the amount of his Compensation may be varied but the amount must not be lower than $100,000.00 US.

3.3 In addition to the said Compensation, the Employee shall receive from the Company during the Term of Employment:

     (a) payment or reimbursement of all out-of-pocket expenses payable or incurred by the Employee in connection with his duties under this Agreement. Such payments or reimbursements shall be made immediately upon submission by the Employee of vouchers, bills or receipts for such expenses;

     (b) all reasonable traveling expenses incurred by the Employee in the course of his duties as Assistant General Manager of the Company;

     (c) rights and benefits under any profit sharing, deferred compensation, stock appreciation rights, stock option and other plans or programs adopted by the Company comparable to rights and benefits under such plans and programs as are customarily granted to persons holding the position of Assistant General Manager, or performing duties similar to those performed by the Employee in corporations of similar size that carry on a similar type of business as that carried on by the Company.
3.4 If the Employee's ability to perform his duties hereunder has been impaired by illness or mental or physical disability, which illness or disability has been certified by a medical doctor's certificate, then the Company shall, unless the Employee's employment hereunder has been terminated, pay the Employee the following:

     (a) the Compensation for a period of one (1) year from the start of such interruption payable monthly after deducting therefrom an amount equal to any sickness or disability payments received by the Employee under the Company's sickness and disability plan;

     (b) the continuation of all of the benefits provided for pursuant to the provisions of paragraph 3.3 hereof for a minimum period of one (1) year from the date of such interruption or such longer period as the Company's sickness or disability plan will permit.

4.        TERMINATION

4.1 Notwithstanding the provisions of paragraph 3.4 hereof, the Employee's employment hereunder may be terminated by the Company at any time upon ninety (90) days written notice subject to paragraph 4.3.


4.2 The Employee may terminate his employment with the Company at any time on ninety (90) days written notice.

4.3 In the event of the Company terminating the Employee's employment pursuant to the provisions of paragraph 4.1 hereof, the Company shall pay to the Employee the full balance of the Compensation to the end of the Term of Employment including the continuation of all the benefits provided pursuant to the provisions of paragraph 3.1 hereof to the end of the Term of Employment.

4.4 In the event of the Employee terminating his employment hereunder pursuant to the provisions of paragraph 4.2 hereof, the Company shall pay to or provide for the Employee within thirty (30) days of such termination the Compensation and other remuneration to the date of termination.

4.5 If the Employee's employment hereunder shall terminate by reason of the death of the Employee, then the Compensation and other remuneration payable to him as herein provided and any benefit or welfare plan extended to widows or to the Employee's estate shall continue to be payable to the Employee's widow or estate, as the case may be, in respect of a period of six
(6) months after such termination.
4.6 If the Employee's employment hereunder is terminated by illness or mental or physical disability, which illness or disability has been certified by a medical doctor's certificate, then the Company shall pay to or provide to the Employee the following:

     (a) the Compensation for a period of one (1) year from the date of such termination, payable monthly after deducting therefrom an amount equal to any sickness or disability payments received by the Employee under the Company's sickness and disability plan;

     (b) the continuation of all the benefits provided pursuant to the provisions of paragraph 3.3. hereof for a period of one (1) year from the date of such termination or for such longer period as the Company's sickness and disability plan will permit.

4.7 The Company shall not amalgamate, merge or consolidate with any other person or corporation or undertake with any person or corporation any corporate change including the sale, transfer or other disposition of all the shares or assets or substantially all the shares or assets of the Company unless or until such person or corporation shall have expressly assumed the Company's obligations to the Employee hereunder:

     (a) for a Term of Employment which shall be deemed to have been renewed for a period of five (5) years from the closing date of such transaction; or

     (b) the Company pays to the Employee within thirty (30) days of the closing of any such transaction, payment of the greater of the full Compensation and other remuneration hereunder for a full term of five
          (5) years; or Five Hundred Thousand ($500,000.OO US) Dollars.
5.             LEGAL COSTS

The Company must pay, on a solicitor and client basis, all legal costs (including fees and disbursements) incurred by the Employee in connection with the preparation and negotiation of this Agreement.

6.             SEVERABILITY

If any provision of this Agreement is unenforceable or invalid for any reason whatsoever, such provision shall be severable from the remainder of this Agreement and the validity of the remainder shall continue in full force and effect and be construed as if this Agreement has been executed without the invalid or unenforceable provision.

7.             WAIVER

No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party of any or all of its obligations -under this Agreement will:
     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this paragraph

     (b) be relied upon as a consent or waiver to or of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this paragraph in any other or subsequent instance.

8.             NOTICE

All notices, requests, payments, demands or directors to the Parties hereto shall be in writing and delivered or sent by registered mail postage paid, or by telex, telecopy, telegram or cable addressed as follows:

          If to the Employee:


          To his address set out on Page 1 of this Agreement


          If to the Company:


          To its address set out on Page 1 of this Agreement

or to such other address as may be specified by one Party to the other in a notice given in the manner herein provided. Any notice, request, demand or direction given in such manner shall be deemed to have been received by the Party to whom it is given:
     (a) On the 7th business day following the mailing there, if sent by registered mail;

     (b)  One the 2nd business day following delivery, if delivered; or

     (c) On the business day following the transmittal thereof, if sent by telex, telecopy, telegram or cable.

If normal mail service, telex service or telegraph service is interrupted by strike, slow-down, force majeure or other cause, notice, request, demand or direction sent by the impaired means of communication will not be deemed to be received until actually received, and the Party sending the notice, request, demand or direction shall utilize any other such services which have not been interrupted or shall deliver such notice, request, demand or direction in order to ensure prompt receipt thereof.

9.             ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the Parties and there are no representations or warranties, express or implied, statutory or otherwise or no agreements collateral hereto other than expressly set forth or referred to herein.

10.            ASSIGNMENT

This Agreement is a personal services agreement and may not be assigned by either Party without the prior written consent of the other Party, PROVIDED HOWEVER, that during the Term of Employment the Employee may, by written assignment, assign all or any portion of the Compensation to which he is entitled under this Agreement to any member of his immediate family or to any corporation, partnership or other business entity controlled by the Employee.
11.             BINDING EFFECT

This Agreement shall be binding upon and ensure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns, except as otherwise expressly provided herein.

12.             ARBITRATION

Any controversy or claim arising out of or relating to this Agreement or any breach of this Agreement shall be finally settled by arbitration in accordance with the provisions of the Arbitration Act of British Columbia.

13.            INDEMNITY

The Company shall at all times indemnify and save harmless the Employee and his heirs, successors and legal representatives, from and against all costs, legal and other fees (on a solicitor and client full indemnity basis), charges and expenses as they occur or are agreed, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been an Assistant General Manager of the Company, if he acted honestly and in good faith with a view to the best interests of the Company, and other-wise in accordance with the By-laws of the Company.

14.             GENERAL PROVISIONS

14.1 The Parties hereto will, from time to time, at the request of the other, execute and deliver all such other and additional instruments, notices, releases, agreements, undertakings or other required documents and shall do all such other acts and things as may be reasonably necessary to more fully assure the carrying out of the intent and purpose of the terms of this Agreement.

14.2           This Agreement may be amended by mutual
consent of both Parties hereto and any such amendment to be effective must be rendered to writing and executed by the Parties.

14.3 In the event that any Party is delayed or hindered in the performance of its obligations hereunder by force majeure, this Agreement shall remain in suspense until the cause thereof has ceased to delay or hinder performance. For the purposes of this Agreement, but not by way of limitation, force majeure shall mean any cause beyond the reasonable control of the Party liable to perform, and shall include strikes, lockouts, civil commotion, riot, war, threat of or preparation for war, fire, explosion, sabotage, storm, floor, earthquake or other natural disaster.

15             EXECUTION IN COUNTERPART

This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement and such parts if more than one shall be read together and construed as if all the signing Parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

THE CORPORATE SEAL OF
PRINM AIR INC. was hereunto
affixed in the presence of:

Per:

Authorized Signatory               c/s
Per:

Authorized Signatory


The Signature of Blaine Haug
the Employee was hereby
witnessed by:
                                   BLAINE HAUG
                 THE CORPORATION OF THE VILLAGE OF PEMBERTON

                                  -MINUTES-

          Minutes of the Special Meeting of Council for the Village of Pemberton, held on Thursday, October 26, 1995 at 1:00 pm in the Committee Room. This was the 800th meeting.

          IN ATTENDANCE       Mayor John Steward
                              Councillor Elinor Warner
                              Councillor Cathy McLeod

          STAFF IN ATTENDANCE Bryan Kirk, Clerk-Treasurer

          1) Call to Order    Mayor Steward called the meeting to order at 1:00
                              pm

          2) Treaty Negotiations
                              Warner/McLeod
                              THAT Councillor Cathy McLeod be appointed as
                              Village representative regarding treaty
                              negotiations
                                   CARRIED

          3) Prime Air        Warner/McLeod
                              THAT the Municipal Council agree to extend the completion date of the Terminal Building in the existing lease between Prime Air Inc. and the Corporation of the Village of Pemberton, to June
                              1, 1996.

                              AND THAT no further extension beyond the June 1, 1996 date will be considered by the Municipal Council. If not completed at that time the Terminal Building will become the property of the Municipality.

                              AND FURTHER THAT this extension is subject to Clause 2.1 _Terminal Opening Date_ of the agreement being amended to _October 31, 1994"
                                   CARRIED

          4) Santa Fe Station Restaurant
                              THAT the undated correspondence from Robert Sequin on behalf of the Santa Fe Station Restaurant regarding their application for a Class _B_ liquor license be tabled pending further information.
                                   CARRIED
                         SILVERTHORN INVESTMENTS, LTD
                          Corporate Consultancy Firm
                          18241 Timber Trails Drive
                            Marysville, Ohio 43040
                          (513)642-7305 Phone & Fax

          This Agreement is made as of June 10, 1996, by and between Prime Air, Inc. (the _Company_) and Silverthorn Investments, Ltd. (the _consultant_)

          The parties hereto agree as follows:

          1. Consulting Services. The Company hereby retains Consultant and Consultant hereby agrees to perform consulting services under the terms and conditions contained in this Agreement. This Agreement shall commence on the date hereof and shall remain in effect through June 1st, 2000 unless earlier terminated pursuant to the provisions hereof.

          2.  Extent of Consulting; Consulting Fees.

          (a)      Consultant shall be available to perform a maximum of sixty
          (60) business days of not less than eight hours each of service to the Company per year (480 hours/year) and shall receive therefor the sum of $48,000 dollars ($100.00) per hour for each hour of service rendered for the duration of this Agreement. The exact hours of service rendered by the Consultant shall be submitted to the Company on a monthly basis, with a description of the services rendered. The types of services to be performed shall be agreed upon between the Company and Consultant, provided, however that Consultant agrees to remain available to consult with the Company on at least five (5) business days each month during the entire term hereof unless Consultant obtains prior written consent from the Company to Consultant's non-availability during any month or months during the term hereof.

          It is understood and agreed that the primary services to be performed by Consultant hereunder during said sixty (60) days are to provide such consulting and assistance as may be necessary to assist in facilitating the full operation of the Company's business. Services performed by Consultant on weekends, holidays, or in excess of 98) hours on any business day shall count toward the sixty (60) days of service per year required to be performed by Consultant hereunder.
          (b) Consultant agrees to remain available to perform services for more than the sixty (60) days per year contemplated by this Agreement, in which event Consultant shall be paid one hundred fifty dollars ($150.00)per hour for each additional hour in excess of sixty (60) days per calendar year on which Consultant renders services hereunder. In order to claim any compensation hereunder beyond forty eight thousand dollars ($48,000) per year, Consultant shall notify the Company in writing when said sixty (60) days per year of consulting services have been fulfilled, and Consultant shall specify in such notice that additional days of consulting shall be charged at the rate of one hundred fifty dollars ($150.00) per hour. In no event shall Consultant be required to render consulting services for more than eighty (80) days per year. Except with the prior written consent of the Company, no services performed by Consultant on weekends, holidays, or in excess of (8) hours on any business day shall count as additional days of consulting as described in this #2(b).

          3. Manner of Payment. Consultant shall be paid the sum of one hundred ($100.00) per hour for each hour of service rendered during each calendar month and payment shall be considered due five business days following the last day of each month. Said payments to be made following each month of consulting, provided, however, that for any period during which Consultant exceeds the sixty (60) days of consulting services specified in #2 hereof, the payment with respect to the month immediately following said month shall be billed at a rate of one hundred fifty ($150.00) per hour times the number of hours of service beyond sixty (60) days which Consultant has rendered during that year. At the option of the Company, 75% of the payment due may be made to the Consultant in the form of restricted common stock of the Company. The conversion ratio for each dollar owed to restricted shares shall be based on an average of the last three months closing bid prices for the common shares of the Company divided by the total dollar amount due hereunder. For example, if the Consultant provides 40 hours of service in a month the total due would be four thousand dollars ($4,000). If the average closing bid prices for the preceding three (3) moths had averaged one dollar ($1.00) the total number of shares to be issued would be 3000 restricted common shares for said month, plus one thousand dollars ($1,000.00) cash consideration.

          4. Monthly Statements. By the third day of every month during the term of this Agreement, Consultant shall submit to the Company a statement showing the number of hours of service rendered within the immediately preceding month, giving the year-to-date total of hours on which Consultant has performed services hereunder and giving a description of the services provided in the immediately preceding month.
          5. Location of Services; Reimbursement. Consultant's services hereunder shall be performed in locations to be designated by the Consultant within the City of Marysville, Ohio, provided, however, that Consultant may be required to perform services outside of said area for up to four (4) days per month. In each instance in which Consultant shall be required to perform services outside the City of Marysville, Consultant shall be entitled to reasonable reimbursement for travel expenses, meals and lodging upon delivery to the Company of receipts for same. The Company shall provide Consultant with reasonable, necessary and appropriate administrative support at locations to be designated by the Company.

          6. Independent Contractor Status. Consultant acknowledges that he/she is solely an independent contractor and consultant, is not an employee of the Company, and is not entitled to any employment rights or benefits from the Company. Because of Consultant's independent contractor status, no tax withholding shall be made from the payments contemplated by #3 hereof provided that Consultant furnishes evidence to the Company that he/she is making all required tax deposits and payments and provided, further, that notwithstanding such evidence the Company may make such withholding from the payments specified in #3 hereof if it shall be so instructed by the Internal Revenue Service or state tax authorities or if the Company shall deem such withholding to be required.

          7. Confidentiality. Consultant recognizes and acknowledges that the Company, in the conduct of its business, generates and comes into possession of confidential information, including but not limited to information furnished by the Company's clients concerning their business affairs, finances, properties, methods of operation and other information. Consultant recognizes and acknowledges that the business of and goodwill toward the Company depend, in part, upon the Company keeping such services and information confidential, and that unauthorized disclosure of said information would irreparably damage the Company. All such information, including information concerning the clients of the Company and services rendered by the Company to such clients, is hereinafter collectively referred to as Confidential Information.
          8. Nondisclosure. Consultant agrees that, except as directed by the Company, Consultant shall not at any time, during or after the term of this Agreement, use or disclose any Confidential Information or any other information designated as confidential or proprietary by the Company to any person whosoever, or, except as authorized in writing by the Company, permit any person whosoever, or, except as authorized in writing by the Company, permit any person whosoever to examine and/or take copies of any reports or any documents prepared by him/her or that come into his/her possession or under his/her control by reason of his/her services hereunder or otherwise.

          9. Injunctive Relief. Consultant acknowledges that breach of his/her obligations under either ##7 or 8 hereof will give rise to irreparable injury to the Company, which injury will be inadequately compensable in money damages. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies that may be available. Consultant further acknowledges and agrees that in the event of termination of this Agreement because of violations of ##7 or 8 hereof, his/her experience and capabilities are such that he/she can obtain a consulting agreement or employment in business activities that are of a different or noncompeting nature with his/her activities as a consultant for the Company, and that the enforcement of a remedy hereunder by way of injunction will not prevent him/her from earning a reasonable livelihood. Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

          10. Copies. Consultant shall cause any copies or reproductions of the Confidential Information made by Consultant to bear the copyright or proprietary notices contained in the original, or such legends as the Company may require.

          11. Return on Termination. Consultant shall, upon completion of the tasks assigned to Consultant, upon termination of Consultant's engagement hereunder, or upon demand, whichever is earliest, return to the Company any and all Confidential Information, or information or data related directly or indirectly thereto, including any copies or reproductions thereof, if Consultant's possession or control.

          12. Unauthorized Use. Consultant shall promptly advise Company if Consultant learns of any unauthorized use or disclosure of Confidential Information, and Consultant shall provide to Company complete details regarding same.
          13. Work Product. The Company shall own all rights to any and all work, processes, studies, flow charts, diagrams, devices and programs, inventions, original works of authorship, know-how, and other tangible or intangible material of any nature developed by Consultant or as a result of any of his/her services hereunder during the term hereof, whether or not performed during hours of service that would entitle Consultant to compensation hereunder, which are performed at the request or discretion of the Company.

          16. Termination. The company may terminate this Agreement fortwith and without further obligations hereunder in the event Consultant breaches any of his/her obligations under ##7 or 8 hereunder. Any such termination shall not affect any other rights to injunctive relief and/or damages that the Company may have by reason of such breach. No such termination before the expiration of the term hereof shall affect Consultant's continuing obligations under ## 7, 8, 11, 12 and 13 hereof relating, respectively to Confidentiality, Nondisclosure, Return on Termination, Unauthorized Use, and Work Product.

          17. Publicity. Consultant shall not use and shall keep its employees and agents from using the name (company) in any sales or marketing publication or advertisement without the prior written consent of the Company.

          18. Governing Law; Complete Agreement. This Agreement shall be governed by the laws of the State of Ohio. It constitutes the complete and conclusive agreement between the parties, which supersedes all proposals, oral or written, and all other communications between the parties relating to the subject of this Agreement.
          19. Severability. If any of the provisions of this Agreement are held to be invalid, illegal, or unenforceable, the validity, legality, and enforeceability of the remaining provisions shall not in any way be affected or impaired thereby.

          20. Modification. This Agreement may only be changed in writing, executed on behalf of Consultant and the Company.

          21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notices is to be given, by first class mail or registered or certified mail, postage prepaid, and properly addressed as follows:

          To Consultant at:   Silverthorn Investments, Ltd.
                              c/o Matthew L. Smith
                              18241 Timber Trails Dr.
                              Marysville, Ohio 43040
                              (513)642-7305 Phone
                              (513)642-0943 Fax
                              (888)586-1834 Pager

          To Company at:      Prime Air, Inc.
                              P.O. Box 1078
                              Whistler, B.C. VON 1B0
                              (800)685-7722 Phone
                              (604)685-7870 Fax
                              (604)834-5534 Blaine
                              Attention: Blaine Haug, C.E.O.

          or to such other address as the person to whom such notice is addressed shall have last designated by notice to the others.

          22. Subject Headings. The headings in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

          23. Attorneys' Fees. If any legal action or arbitration or other proceeding is brought for the enforcement of the Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          24. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and assigns. As used herein, the term Company shall be deemed to refer to (company) and any successor or assignee thereof.

               This Agreement is executed as of the first date above written.
Silverthorn Investments, Ltd.      Prime Air, Inc.

By:                                By:
    Matthew L. Smith, President        Blaine Haug, Director & CEO

                                   By:
                                       Royle Smith, President
                             ACCOUNTANTS' CONSENT

We hereby consent to the use of our audit report of Prime Air, Inc. (Delaware) dated March 14, 1997 for the years ended December
31, 1996 and 1995 in the Form S-4 Registration Statement for
Prime Air, Inc. (Delaware).

We also consent to the use of our auditing firm as experts in the S-4 Registration Statement for Prime Air, Inc. (Delaware).



May 31, 1997                              Rutherford & Company
Richmond, Canada                          CHARTERED ACCOUNTANTS











                             ACCOUNTANTS' CONSENT




We hereby consent to the use of our audit report on Prime Air, Inc. (Nevada) dated April 23, 1997 for the year ended December 31, 1996 in the form S-4 Registration Statement for Prime Air, Inc.
(Nevada).

We also consent to the use of our auditing firm as experts in the S-4 Registration Statement for Prime Air, Inc. (Nevada).



Orton & Company
May 20, 1997
Salt Lake City, Utah